UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy

Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

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ARROW ELECTRONICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OUR 2021 ANNUAL MEETING AND PROXY STATEMENT	Wednesday, May 12, 2021 at 8:00 a.m. MT Hilton Denver Inverness 200 Inverness Drive West Englewood, Colorado 80112

April 1, 2021

Dear Shareholder:

You are invited to Arrow Electronics, Inc.’s (“Arrow” or “Company”) Annual Meeting of Shareholders (“Annual Meeting”) on Wednesday, May 12, 2021. The formal notice of the Annual Meeting and the Proxy Statement soliciting your vote at the Annual Meeting appear on the following pages.

The matters scheduled to be considered at the Annual Meeting are:		Arrow’s Board suggests following its recommended vote on each proposal as being in the best interests of Arrow and urges you to read the Proxy Statement carefully before you vote.
>	the election of the Board of Directors (“Board”);
>	the ratification of the appointment of Ernst & Young LLP as Arrow’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and
>	the holding of an advisory vote on named executive officer compensation.
These matters are discussed more fully in the Proxy Statement.

Under the rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we are furnishing proxy materials to our shareholders online rather than mailing printed copies to each shareholder. Accordingly, you will not receive a printed copy of the proxy materials unless you request one. The Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting (the “Notice”) includes instructions on how to access and review the materials, and how to access your proxy card and vote online. If you would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice.

Please make sure you vote whether or not you plan to attend the Annual Meeting. You can cast your vote in person at the Annual Meeting, online by following the instructions on either the proxy card or the Notice, by telephone, or, if you received paper copies of our proxy materials, by mailing your proxy card in the postage-paid return envelope.

WHEN:

Wednesday, May 12, 2021
8:00 a.m. MT

WHERE:

Hilton Denver Inverness
200 Inverness Drive West
Englewood, Colorado 80112

AGENDA:

1. Elect the directors for the ensuing year.

2. Ratify the appointment of Ernst & Young LLP as Arrow’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

3. Hold an advisory vote on named executive officer compensation.

4. Transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 1, 2021

You are invited to Arrow’s Annual Meeting on Wednesday, May 12, 2021. Only shareholders of record at the close of business on March 18, 2021 are entitled to notice of and to vote at the Annual Meeting.

Shareholders can vote online, by telephone, by completing and returning the proxy card, or by attending the Annual Meeting. The Notice and the proxy card have detailed instructions for voting, including voting deadlines.

Internet Visit the website noted on your proxy card to vote online.	Telephone Use the toll-free number on your proxy card to vote by telephone.	Mail Sign, date, and return your proxy card in the enclosed envelope to vote by mail.	In Person Cast your vote in person at the annual meeting.

Shareholders may revoke a proxy (change or withdraw their votes) at any time prior to the Annual Meeting by following the instructions in the Proxy Statement.

You may request a printed copy of the proxy materials and Arrow’s Annual Report by calling 1-800-579-1639, sending an e-mail to investor@arrow.com, or visiting the following website:  www.arrow.com/annualreport2020.

The proxy materials and Arrow’s 2020 Annual Report (which is not a part of the proxy soliciting material) will be available through www.proxyvote.com on or about April 1, 2021, at www.arrow.com/annualreport2020.

We intend to hold the Annual Meeting in person. However, we are actively monitoring the coronavirus (“COVID-19”) situation and the concerns and responses of our shareholders and federal, state, and local governments. We are planning for the possibility that the Annual Meeting may only allow participation by means of remote communication. If we take this step, we will publicly announce our determination in a press release available at investor.arrow.com/news as soon as practicable before the meeting.

By Order of the Board of Directors,

Carine L. Jean-Claude Secretary

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to be Held on May 12, 2021

LETTER FROM THE CHAIRMAN, PRESIDENT, AND CHIEF EXECUTIVE OFFICER

If a picture paints 1000 words, how much can three pictures convey?  In the case of Arrow Electronics, a lot.

First, this map captures just some of the 260 sales locations and 42 fulfillment and value-added centers serving more than 85 countries from which our distribution and computer services enable the digital connectivity on which human life on this planet increasingly depends—a strong trend and tailwind for us that the COVID-19 pandemic merely highlighted.

This picture also highlights how we are naturally invested in the betterment and improvement of people and societies around the globe.  Smart cities, smart homes, and smart transportation have the potential to improve lives everywhere, while driving demand for the products we sell.  That is why at Arrow we have long said, “doing good is good for business.”

This second picture shows how running a successful business can grow career opportunities—and there is little that is more central to most people’s well-being than the ability to support themselves and their families.  While our business in 2020 was, of course, impacted by the pandemic, we remained committed to the people who sell, market, design, and engineer products and solutions.  Our team of nearly 20,000 employees globally is the key to our competitive differentiation. And to remain successful, we know we must continue to invest in our employees; they remain the principal driver of the long-term success of Arrow.

Diversity and inclusion remain focal points, and we’re proud of our progress.  The proportion of women and racial/ethnic minorities in our workforce, and our executive leadership, have grown significantly since 2015. By continuing to create jobs, recruiting diverse employees, and providing paths for advancement, we are laying the groundwork to further grow our diverse culture in the future.

The third picture captures our long-term stock performance.  Arrow is focused on our environmental, social, and governance efforts and conducting business in a way that is sustainable for the long-term. In 2020, our commitment to transparency continued, and we commenced reporting environmental impact statistics under the broadly adopted Sustainable Accounting Standards Board (“SASB”) framework. We believe our efforts on this front have enabled our financial performance. To us, these values are all part of a seamless web.

We provide in the pages that follow more information about our Company, the ways in which our financial and responsible sustainability are entwined, and the issues on which we seek your voting support.  We welcome your input throughout the year, and value your support whether as an investor, customer, employee, or other stakeholder.

Sincerely,

Michael J. Long
Chairman, President, and Chief Executive Officer

ARROW ELECTRONICS, INC.
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 12, 2021

2021 ANNUAL
PROXY STATEMENT

PROXY STATEMENT

In Connection with the 2021 Annual Meeting

THE PURPOSE OF THIS STATEMENT

The Board of Arrow, a New York corporation, is furnishing this Proxy Statement to shareholders of record to solicit proxies to be voted at the 2021 Annual Meeting. By returning a completed proxy card, or voting by telephone or internet, you are giving instructions on how your shares are to be voted at the Annual Meeting. The Proxy Statement is available through www.proxyvote.com.

VOTING INSTRUCTIONS

Invitation to the Annual Meeting

Shareholders of record at the close of business on March 18, 2021 are invited to attend the 2021 Annual Meeting on Wednesday, May 12, 2021, beginning at 8:00 a.m. MT.

The Annual Meeting will be held at:

Hilton Denver Inverness
200 Inverness Drive West
Englewood, Colorado 80112

Please vote your shares by telephone or online, or if you received printed copies of the proxy materials, complete, sign, and date your proxy card and return it promptly in the postage-paid return envelope provided. You are urged to vote at your earliest convenience, whether or not you plan to attend the Annual Meeting.

If shares are held in “street name” (that is, in the name of a bank, broker, or other holder of record), such holder should receive instructions from the record shareholder that must be followed in order for such shares to be voted (including at the Annual Meeting). Internet and/or telephone voting will also be offered to shareholders owning shares through most banks and brokers.

Unless you indicate otherwise, the persons named as proxies on the proxy card will vote your shares represented in a properly executed proxy card “FOR” all of the nominees for director named in this Proxy Statement, “FOR” the ratification of the appointment of Ernst & Young LLP as Arrow’s independent registered public accounting firm, and “FOR” approval of the named executive officer compensation as described in the Compensation Discussion and Analysis.

As part of our precautions regarding COVID-19, we are planning for the possibility that the Annual Meeting may only allow participation by means of remote communication. If we take this step, we will publicly announce our determination in a press release available at investor.arrow.com/news as soon as practicable before the meeting.

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2021 ANNUAL
PROXY STATEMENT

SHAREHOLDERS ENTITLED TO VOTE

Only shareholders of record of Arrow’s common stock at the close of business on March 18, 2021 (“Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 74,077,327 shares of Arrow common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting. The presence in person or by proxy of a majority of the shares entitled to vote at the Annual Meeting shall constitute a quorum.

For those who hold shares as a participant in the Arrow Electronics Savings Plan (“401(k) Plan”), the shareholder has the right to direct Vanguard Fiduciary Trust Company (“Vanguard”), who is the holder of record, how to vote the shares of common stock credited to the participant’s account at the Annual Meeting. If voting instructions for the shares of common stock in the 401(k) Plan are not received, those shares will be voted by Vanguard in the same proportions as the shares for which voting instructions were received from other participants in the 401(k) Plan. Voting (including any revocations) by 401(k) Plan participants will close at 11:59 p.m. Eastern time on May 9, 2021. Vanguard will then vote all shares of common stock held in the 401(k) Plan by the established deadline. For all other shareholders, voting (including any revocations) will close at 11:59 p.m. Eastern time on May 11, 2021. On March 22, 2021, Vanguard sent a notice to those who hold Arrow shares as a participant in Arrow’s 401(k) Plan to inform them that such shares will be liquidated across three phases in 2021. Phase I will commence on April 30, 2021. As the Record Date is prior to Phase I of the share liquidation process, you will have the right to vote if you held shares on the Record Date, even if such shares were then subsequently liquidated.

REVOCATION OF PROXIES

The person giving a proxy may revoke it at any time prior to the time it is voted at the Annual Meeting by giving written notice to Arrow’s Corporate Secretary, Carine L. Jean-Claude, at Arrow Electronics, Inc., 9201 East Dry Creek Road, Centennial, Colorado 80112. If the proxy was given by telephone or internet, it may be revoked in the same manner. You may also revoke your proxy by attending the Annual Meeting and voting in person. If your shares are held in “street name,” you must contact the record holder of the shares regarding how to revoke your proxy.

COST OF PROXY SOLICITATION

Arrow pays the cost of soliciting proxies. Arrow has retained D.F. King & Co., Inc. to assist in soliciting proxies at an anticipated cost of approximately $25,000, plus expenses. Arrow will supply soliciting materials to the brokers and other nominees holding Arrow common stock in a timely manner so that the brokers and other nominees may send the materials to each beneficial owner. Arrow will reimburse the brokers and other nominees for their expenses in so doing. In addition to this solicitation by mail, the Board, employees, and agents of the Company may solicit proxies in person, by electronic transmission, or by telephone.

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2021 ANNUAL
PROXY STATEMENT

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL		BOARD’S VOTING RECOMMENDATION
1	Election of Directors of Arrow for the ensuing year	FOR Each Nominee

2	Ratification of the appointment of Ernst & Young LLP as Arrow’s independent registered public accounting firm for the fiscal year ending December 31, 2021	FOR

3	Advisory vote on named executive officer compensation	FOR

VOTING YOUR SHARES

Shareholders can vote online, by telephone, by completing and returning the proxy card, or by attending the Annual Meeting. The Notice and the proxy card have detailed instructions for voting, including voting deadlines.

Internet Visit the website noted on your proxy card to vote online.	Telephone Use the toll-free number on your proxy card to vote by telephone.	Mail Sign, date, and return your proxy card in the enclosed envelope to vote by mail.	In Person Cast your vote in person at the Annual Meeting.

Arrow’s Board recommends the approval of all proposals as being in the best interests of Arrow and urges you to read the Proxy Statement carefully before you vote. Your vote is important regardless of the number of shares you own.

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2021 ANNUAL
PROXY STATEMENT

CERTAIN SHAREHOLDERS

HOLDERS OF MORE THAN 5% OF COMMON STOCK

The following table sets forth certain information with respect to the only shareholders known to the Company to own beneficially more than 5% of the outstanding common stock of Arrow as of March 18, 2021.

Name and Address	Number of Shares	Percent of
of Beneficial Owner	Beneficially Owned	Class
BlackRock, Inc. (1)
55 East 52nd Street
New York, New York 10055	7,675,087	10.4%
The Vanguard Group (2)
100 Vanguard Boulevard
Malvern, Pennsylvania 19355	7,067,299	9.5%
(1)	Based upon a Schedule 13G filed with the SEC on January 27, 2021, BlackRock, Inc., a parent holding company, has sole voting power with respect to 6,991,800 shares and sole dispositive power with respect to all shares.
(2)	Based upon a Schedule 13G filed with the SEC on February 10, 2021, The Vanguard Group, a registered investment adviser, has shared voting power with respect to 77,486 shares, shared dispositive power with respect to 184,004 shares, and sole dispositive power with respect to 6,883,295 shares.

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2021 ANNUAL
PROXY STATEMENT

SHAREHOLDINGS OF DIRECTORS AND EXECUTIVE OFFICERS

The following table shows, as of March 18, 2021, the beneficial ownership of the Company’s common stock for each director, each of the “Named Executive Officers” (the Chief Executive Officer, the Chief Financial Officer, and each of the other three most highly compensated executive officers of the Company, referred to as “NEOs”), and all directors and executive officers as a group.

Shares of Common Stock Beneficially Owned
	Currently	Common	Acquirable	% of Outstanding
Name	Owned (1)	Stock Units (2)	within 60 Days	Common Stock
Michael J. Long	224,373	—	—	*
Barry W. Perry	—	69,375	—	*
William F. Austen	—	—	—	*
Steven H. Gunby	—	10,493	—	*
Gail E. Hamilton	107	23,544	—	*
Richard S. Hill	—	29,402	—	*
M. F. (Fran) Keeth	—	43,740	—	*
Andrew C. Kerin	4,455	24,690	—	*
Laurel J. Krzeminski	1,001	5,629	—	*
Stephen C. Patrick	—	55,201	—	*
Gerry P. Smith	—	—	—	*
Christopher D. Stansbury	44,723	—	—	*
Sean J. Kerins	95,099	—	—	*
Gretchen K. Zech	30,425	—	—	*
Total Directors’ and Executive Officers’ Beneficial Ownership as a Group (20 individuals)	556,391	262,074	707	1.1%
*	Represents holdings of less than 1%.
(1)	Includes vested stock options granted under the Arrow Electronics, Inc. 2004 Omnibus Incentive Plan, as amended (“Omnibus Incentive Plan”), as well as shares owned independently.
(2)	Includes common stock units deferred by non-management directors and restricted stock units granted under the Omnibus Incentive Plan.

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2021 ANNUAL
PROXY STATEMENT

PROXY STATEMENT HIGHLIGHTS

COMPANY OVERVIEW

Arrow is a global technology solutions and services provider. Arrow has one of the world’s broadest portfolios of product offerings available from leading electronic components and enterprise computing solutions suppliers, coupled with a range of services, solutions, and tools that help industrial and commercial customers introduce innovative products, reduce time to market, and enhance overall competitiveness.

Arrow believes that economic success comes from more than just financial growth. As technology’s benefits reach more people, so expands Arrow’s addressable market, promoting a healthy, cyclical economy. Among other accolades, Arrow received a perfect score of 100 percent on the Human Rights Campaign Foundation’s 2021 Corporate Equality Index and was designated a “Best Place to Work for LGBTQ Equality,” and was again named to Fortune's “World’s Most Admired Companies” list for 2020, topping the “Wholesalers: Electronics and Office Equipment” category for the eighth consecutive year.

ENVIRONMENTAL, SOCIAL, AND GOVERNANCE FRAMEWORK

Arrow is dedicated to its environmental, social, and governance (“ESG”) efforts. By using environmentally friendly technologies, avoiding emissions, reducing waste, and using energy saving solutions, Arrow is reducing its business operation’s environmental footprint.

Arrow’s social efforts are managed through our Corporate Social Responsibility (“CSR”) program, which guides today’s innovators to a better tomorrow. Meaningful commitment to CSR, including purposeful community engagement, contributes to long-term value for our shareholders. It also contributes to employee engagement, resulting in a stronger company.

Arrow’s commitment to advancing human capital as core to our talent strategy is evidenced through our people, work, and rewards. This, too, contributes to long-term value for our shareholders as it engages employees in our purpose: making the benefits of technology accessible to all.

Arrow is committed to responsible corporate governance, which promotes the long-term interests of our shareholders and strengthens board and management accountability.

Arrow has been expanding and elevating our oversight and management of ESG matters. We updated our committee charters to include reviewing ESG related matters. See “The Board and Its Committees – Committees” for more details on each committee’s responsibilities and oversight.

Arrow reports to several third-party reporting agencies and has adopted enhanced ESG reporting, leveraging leading external frameworks including, beginning this year, the Sustainability Accounting Standards Board (“SASB”).

Innovation “We believe the power of innovation makes life better, not just for the few, but for the many.” ─ Mike Long Chairman, President, and CEO

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2021 ANNUAL
PROXY STATEMENT

Our Response to COVID-19

At Arrow, we specialize in solving hard problems, especially in moments of uncertainty and adversity. We learned this again during the COVID-19 pandemic in 2020.

Our business has remained resilient in these extraordinary times. That is due, in large part, to our focus on serving our customers and the communities where we work and live, in accordance with our established ESG principles and procedures.

We protected our global workforce as the pandemic waxed and waned over months and across our operational regions. At all locations, we carefully followed all local government COVID-19 directives to safely continue working as allowed, while providing exemptions for certain employees at greater risk, tools for extended remote work, and enhanced benefits where necessary.

As a corporate citizen, Arrow contributed to initiatives that served the most vulnerable in our communities. We also contributed by doing what we do best: guiding innovation forward wherever it is needed.

More than ever, people urgently need technologies they do not yet have, or which are in short supply. Whether ventilators, 3D-printed protective equipment, vaccine automation, smart sanitation, touchless interfaces, or enhanced remote work platforms, we have applied our attention and resources on technology solutions that will help us protect each other, emerge from this emergency global health crisis, and rebuild our economy.

Protecting Our People	Supporting Our Community
>
Throughout our distribution facilities and offices, our teams continue to do business while following the guidelines of the world's leading health authorities as well as local governments
>
We put procedures in place globally that do not allow visitors to our offices or any of our distribution, programming, or integration centers until further notice
>
When employees are working from home, we have implemented plans and online collaboration capabilities to ensure consistent communication within Arrow, and with customers and suppliers
>
We enhanced benefit programs where needed to best support employees

>
Helped CIRQ+ to launch a new smart robot designed to more effectively sanitize surfaces and spaces to help protect against the spread of COVID-19 and other pathogens in environments such as classrooms, hospitals, public transit, and commercial office buildings
>
Helped develop and provide the artificial intelligence software for an at-home monitoring system that allows COVID-19 patients to avoid hospitals or leave hospitals sooner; this solution is being sold on a not- for-profit basis to caregivers
>
Distributed components to several initiatives to increase ventilator production in the United States
>
Contributed to Abbott’s efforts to scale up its manufacturing production of COVID-19 tests in the United States
>
Utilized our global reach to assist a group of businesses referred to as VentilatorChallengeUK to scale up much-needed ventilators through the contribution of components and related engineering services

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2021 ANNUAL
PROXY STATEMENT

The global workforce enables the business strategy

Our business strategy is to be the world’s foremost technology solutions provider.  The talent strategy, simply put, powers our business strategy through our people.  Our talent ecosystem, with all of its multi-cultural diversity, spans 53 countries.  The tie that binds us together is our Arrow purpose.  We are more than 19,000 employees around the world rallying behind our common greater good: we make the benefits of technology accessible to all.  And this, in turn, enables the personal greater good of making the benefits of career and livelihood accessible to all at Arrow.

Americas	EMEA	APAC
Headcount:	6,000	6,500	7,100
Median Age (Years):	44	40	37
Median Tenure (Years):	5	5	4
Voluntary Turnover Rate:	10.7%	7.7%	9.7%
Countries:	6	33	14
	82% / 18%	82% / 18%	80% / 20%

■ Individual Contributors ■ People Managers

Note: Other than headcount and financial data, all statistics in this Proxy Statement Highlights section exclude employee information relating to acquired subsidiaries not yet integrated into Arrow’s consolidated human resources system.

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2021 ANNUAL
PROXY STATEMENT

talent growth is our mindset

The Chief Human Resources Officer (“CHRO”) regularly provides updates to the Board on our talent strategy that guides the Company’s efforts to attract, develop, and retain an innovative workforce. The CHRO works with the Compensation Committee directly to oversee and set strategies for Arrow’s human capital management. We think of our talent ecosystem as a talent market, with a portfolio of six core talent stacks designed to leverage talent platforms, products, and services, and grow our market through people, work, and rewards.

PURPOSE
We believe in making the benefits of technology accessible to all.

PEOPLE We believe in a workplace that works forward for all.	Work(place) Forward Culture: embracing inclusion and diversity as catalysts for innovation in technology and driving a future-focused work experience

WORK We believe in work that elevates career opportunity for all.

Skill Growth: growing agile learners at scale

Career Opportunity Growth: creating pathways for lateral and upward movement at scale

Career Equity Growth: compounding knowledge, skills, abilities, and experiences at scale

REWARDS We believe in rewards that improve performance outcomes for all.	Rewards and Recognition Growth: paying for performance at scale Performance Growth: creating value by driving a performance culture

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2021 ANNUAL
PROXY STATEMENT

Capability Growth Expands our Diversity

Innovation is a collective endeavor. As technologies become more layered and complex, innovators know they cannot go it alone. Up front, Arrow’s customers are attracted to the Company’s deep capabilities and broad services. But they soon discover that the greatest value is in the team behind it all — an equally deep and broad group of professionals who understand their needs from numerous perspectives and curate forward-looking, comprehensive solutions.

Arrow employees’ diverse backgrounds have melded into rich perspectives that sharpen the Company, frame how Arrow’s global network of engineers, suppliers, and manufacturers work together, and enhance value for customers.

In 2015, we set a multi-year growth goal to increase gender diversity globally and racial/ethnic diversity representation in the United States. We knew that talent could be found and developed wherever we chose to look and invest. And so, we did. In our first five years, Arrow’s commitment to inclusion and diversity is evident in our representation growth results. And we are not done. Expanding our capability by growing our talent share via gender diversity representation globally and racial/ethnic diversity representation in the United States, commensurate or exceeding the total available market, not only furthers our business strategy but also grows our Arrow values. It’s a win-win.

Note: All data as of 12/31; Executive Leadership includes executive and non-executive officers who are members of the executive committee; Early Career Talent represents employees under 30; Employees not declaring gender or ethnicity for the respective metric are excluded from the chart.

Innovating Talent

Attracting and retaining early career talent enables Arrow to build on our capability growth. Through our university intern and graduate programs, apprenticeship programs, and management trainee programs, we fortify our diverse talent pipeline.  In 2020, even during the COVID-19 pandemic, while scaled back, we maintained our programs through virtual format, innovating delivery, and global online collaboration.  In 2021, we will scale up and move forward based on increased effectiveness and efficiency.

54+ partnered with 54+ universities around the world	70 attracted 70 students and graduates to our programs	73% converted 73% of program participants to Arrow employees

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2021 ANNUAL
PROXY STATEMENT

Career Growth

Employees as career investors allocate their career capital with the expectation of a future return. We believe in work that elevates career opportunity for all and begins with skill growth via agile learning. As employee investors compound their knowledge, skills, and abilities, career opportunity expands via lateral and promotional movement. And, by compounding knowledge, skills, abilities and experiences, employee investors grow their career equity. In 2015, we began to set year over year growth goals to increase the share of lateral and promotional movement awarded to internal talent. In 2020, nearly three quarters of manager-level and above positions were filled internally.

9% employees promoted or moved to a new role	15% top performers promoted

74% manager-level and above openings filled internally

Global Development Programs

Professional development and job skilling, reskilling, and upskilling, are an important part of the employee experience at Arrow, enabling employees to maximize their career capital.

Learn@Arrow Digital learning accessible to all employees with courses in business skills and productivity, communication, and teamwork.	75% employees accessed Learn@Arrow

Job Skilling Programs

Arrow supports our sales, engineering, light industrial, and business professional workforce segments through curriculum and inventory focused on work essentials and building work excellence.

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2021 ANNUAL
PROXY STATEMENT

Enterprise Leadership Development Programs

Arrow offers a suite of enterprise leadership development programs for people managers who lead others and the business.  These programs create value by empowering employee commitment and business growth.

Rewards

We believe in rewards that improve performance outcomes for all. We endorse a pay-for-performance philosophy via performance differentiation and rewarding employees through compensation and benefits.  Our compensation and benefits programs are aligned with the local external market to attract, grow, and retain talent.

Arrow’s commitment to rewarding employees fairly and equitably based on skills, experience, contribution/performance, internal equity, and the external market enables us to maximize employees’ return on their career capital.

We review our compensation and benefits programs and practices regularly to ensure they remain competitive and equitable.

CORPORATE GOVERNANCE HIGHLIGHTs

Arrow believes that good corporate governance is key to achieving long-term shareholder value. The following table highlights Arrow’s corporate governance practices and policies:

●
Annual election of directors
●
91% independent directors
●
Lead independent director
●
Independent committees
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Robust stock ownership guidelines
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Ongoing succession planning for CEO, executives, and directors

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Proxy access rights for shareholders
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Annual board and committee self-assessments
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Resignation policy for directors not receiving majority vote
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Active shareholder engagements
●
Clawback Policy
●
Worldwide Code of Business Conduct, applicable to all directors, executive officers, and employees

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2021 ANNUAL
PROXY STATEMENT

COmmitment to board diversity

Arrow is committed to building the right Board that consists of the optimal mix of skills, expertise, and diversity capable of effectively overseeing the execution of our business. The Board consists of highly engaged, independent, and diverse directors that are actively involved in strategic, risk, and management oversight. The Board prioritizes diversity in its recruitment of directors and has retained a recruitment firm to assist the Board in actively recruiting and evaluating potential diverse Board candidates.

Board Refreshment

The Board believes the fresh perspectives brought by newer directors are critical to a forward-looking and strategic Board when appropriately balanced with the deep understanding of Arrow’s business provided by longer-serving directors. Accordingly, Arrow has maintained a deliberate mix of new and tenured directors on the Board, and the Corporate Governance Committee is focused on ensuring the mix of tenures, backgrounds, skills, and perspectives is optimal for Arrow. Consistent with that effort, in 2020, Arrow welcomed Mr. Austen and Mr. Smith to the Board.

Snapshot of Director Nominees

Below is a snapshot of the expected composition of Arrow’s Board immediately following the 2021 Annual Meeting, assuming the election of the nominees named in the Proxy Statement.

Skill/Experience	Nominees
CEO Experience	8
“Financial Expert” for Regulatory Purposes	3
Risk Management Experience	8
Global Operations Experience	10
Legal and Regulatory Oversight Experience	7
Technology Experience	6
Crisis Management Experience	8
Strategy and M&A Experience	10
Corporate Governance Experience	11

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2021 ANNUAL
PROXY STATEMENT

ENVIRONMENTAL HIGHLIGHTs

Arrow is committed to reducing its environmental footprint. Our approach to environmental management focuses on the operation of our business. This means the use of environmentally friendly technologies, avoidance of emissions, reducing waste and the use of energy saving solutions.

In 2020, Arrow maintained a silver EcoVadis rating for our ESG/CSR achievements globally.

Arrow is committed to continuous improvement, including releasing its SASB disclosure beginning this year, and additional disclosures guided by other standards in the coming years.

For more information on our commitment to sustainability and our ESG/CSR efforts, please see Arrow’s SASB and CSR reports that can be found on our website at www.arrow.com. Information found on our website is not incorporated by reference into this Proxy Statement.

Environmental Management Systems Certifications	Greenhouse Gas (GHG) Emissions Reduction
●
Arrow voluntarily complies with internationally recognized environmental management system industry quality standards. Arrow is ISO 14001 certified in strategic global warehouse locations.
●
Arrow sites in the U.K. are ISO 50001 certified, the international standard for establishing, implementing, maintaining, and improving an energy management system.

●
One of Arrow’s largest sources of carbon emissions is corporate travel. Due to COVID-19, Arrow reduced its corporate travel significantly. Prior to COVID-19 disruptions, one of the avenues by which Arrow has historically reduced travel and proven efficiency is through the utilization of the Microsoft Teams platform for telecommunications and collaboration, allowing for remote work.

Environmental Management

Arrow’s decision in North America to recycle and purchase recycled products benefited the environment in the following ways in 2020:

2,123	621	497	39,291	1,546,718	55,041
trees preserved	cubic yards of landfill space conserved	metric tons of GHG emissions avoided	kilowatt-hours of energy avoided	gallons of water avoided	gallons of gasoline saved

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2021 ANNUAL
PROXY STATEMENT

Award-winning orgANIZATION

Admired Company
World’s Most Admired Company

Over the past two decades, Arrow has been named by Fortune as a World’s Most Admired Company 20 times and has topped the “Wholesalers: Electronic and Office Equipment” category for eight consecutive years.  The World’s Most Admired list recognizes companies based on nine key attributes of reputation, including innovation, quality of products/services, global competitiveness, people management, and social responsibility.

Top 50 Most Admired Companies for HR

In 2020, Arrow was once again named as one of the Top 50 Most Admired Companies for HR. Management consulting firm, Korn Ferry, partners with Human Resource Executive each year to select companies for the Most Admired for HR list from Fortune’s World's Most Admired Companies list. The Most Admired for HR award focuses on four HR-related attributes: management quality, product/services quality, innovation, and people management. 2020's Most Admired for HR selection was aimed primarily at companies, and their respective HR organizations, that are enabling workforce transformation.  At Arrow, our workforce transformation is powered by our common purpose: making the benefits of technology accessible to all.  This, in turn, powers the personal greater good of making the benefits of career and livelihood accessible to all of our employees around the world.

Best Place to Work For Equality

For the third year in a row, Arrow received a perfect score of 100 percent on the Human Rights Campaign Foundation’s 2021 Corporate Equality Index and was designated a “Best Place to Work for LGBTQ Equality.” The Corporate Equality Index is the nation’s top benchmarking survey and report measuring corporate policies and practices related to the LGBTQ workplace, including non- discrimination policies, employment benefits, demonstrated competency and accountability around LGBTQ diversity and inclusion, public commitment to LGBTQ equality, and responsible citizenship.

Edison Award

Collaborating with Arrow to bring technology to all, a team of 40 MIT students captured the 2020 Edison Gold Award for its Hyperloop II electric hovercraft and was named the top entry in the category of Transportation/NextGen Logistics. Arrow provided engineering mentorship, components sourcing and logistics support as part of its team sponsorship. The Hyperloop II, a fully functioning high-speed, frictionless vehicle designed to carry people or freight using air levitation technology, was recognized by the Edison Award judges as “a game-changing innovation standing out among the best new products and services.” Arrow has won an Edison Award for the last three consecutive years.

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2021 ANNUAL
PROXY STATEMENT

CORPORATE SOCIAL RESPONSIBILITY STORIES

Innovating Mobility: The Arrow SAM Car

Twenty years after he was injured in a racing accident, disabled IndyCar driver Sam Schmidt returned to auto racing with the help of Arrow. Driving a 2020 Corvette C8 modified with electronic head controls, Schmidt bested more than a dozen able-bodied drivers in a two-day competition. Schmidt had not raced competitively since crashing during a 200-mph practice lap in 2000, an accident that left him paralyzed from the shoulders down.

Arrow engineers modified the Corvette with a suite of electronic modifications to create a semi-autonomous motorcar (SAM) that Schmidt can safely and competitively operate at high speeds. Sensors on a headset connect to infrared cameras that track his head motions left and right to steer the car. A sip-and-puff device helps him accelerate and brake the car with his breath. His voice commands other systems. Arrow does not sell the SAM technology but makes the driving solution available to innovators for broader independent living applications.

Said Schmidt: “I never thought I would feel this freedom again. If you are able-bodied, technology makes life easier. But for people with disabilities, it gives us a level of independence and provides opportunities we haven’t seen before. This technology could eventually help a disabled person simply drive themselves to work—that's the one thing most disabled people want to do.”

Innovating Tomorrow: Anti-Bullying App

Arrow honored California eighth-grader Aryan Mangal with our 2020 Innovation in Electronics Award at the fifth annual Invention Convention in association with the Henry Ford Museum. Held virtually, the worldwide competition showcased nearly 500 K-12 inventors and entrepreneurs. To participate, students were required to submit a video presentation of their invention, a prototype, an inventor’s logbook showing the journey of their invention process and a poster board highlighting key points of the invention process. Competitors were selected from more than 120,000 K-12 inventors who first highlighted their inventions at local affiliate events.

The program teaches students problem-identification, problem-solving, entrepreneurship and creativity skills.

Mangal’s invention, Artemis: An App for Abuse Prevention by Analyzing Sound through Machine Learning, evaluated sound samples to detect patterns that could potentially determine and deter bullying. Mangal continuously scanned incoming sound using a battery-powered tiny edge computing device. When profanity or threatening language was detected, a red LED light on the device would start blinking and recording the language, which could be sent to school officials or other authorities.

Innovating Mobility: TrachTech wins Arrow Electronics People’s Choice Award

An undergraduate team from Tulane University captured the Arrow Electronics People’s Choice Award at the 2020 Collegiate Inventors Competition for developing a new device to safely clean ventilator tubes. TrachTech is specifically designed to efficiently remove biofilms and debris from the tubes and maintain continued airflow from ventilators during the cleaning process. With ventilators in high demand due to the ongoing COVID-19 pandemic, keeping these machines clean and safe is essential.

The Collegiate Inventors Competition is a program of the National Inventors Hall of Fame and is sponsored by the US Patent and Trademark Office (“USPTO”) and Arrow. Competing teams develop and prototype technology solutions to the world’s most pressing problems.

The TrachTech team was one of ten finalists representing nine colleges and universities from across the United States vying for the Arrow prize in the annual competition, which highlights innovation and emerging technological trends from U.S. campuses. Because of COVID-19 restrictions, the finalists – five undergraduate and five graduate teams – presented their inventions in a virtual format to an esteemed panel of final-round judges composed of Hall of Fame inductees and USPTO officials.

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2021 ANNUAL
PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

THE BOARD RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES NAMED BELOW.

Each nominee for election as a member of the Board is to be elected to hold office until the next Annual Meeting.

All nominees identified below are current members of the Board. They have been recommended for re-election to the Board by the Corporate Governance Committee and approved and nominated for re-election by the Board. In accordance with the Company’s amended corporate bylaws (“bylaws”), the eleven nominees receiving a plurality of votes cast at the Annual Meeting will be elected directors, subject to the Director Resignation Policy described below.

An uncontested election of directors is not considered “routine” under the New York Stock Exchange rules. As a result, if a shareholder holds shares in “street name” through a broker or other nominee, the broker or nominee is not permitted to exercise voting discretion with respect to this proposal. For this reason, if a shareholder does not give his or her broker or nominee specific instructions, the shareholder’s shares will not be voted on this proposal. If you vote to “abstain,” your shares will be counted as present at the meeting, and your abstention will have the effect of a vote against the proposal.

BOARD MEMBERSHIP REQUIREMENTS

In accordance with the Company’s corporate governance guidelines, members of the Board should have the following skills and abilities:

>	the education, business experience, and current insight necessary to understand the Company’s business;
>	the ability to evaluate and oversee direction, performance, and guidance for the success of the enterprise;
>	the ability to represent the interests of the Company’s shareholders, while being attuned to the needs of the Company’s employees, community in which it operates, and other stakeholders;
>	independence and strength of conviction coupled with the ability to leave behind personal prejudice so as to be open to other points of view;
>	the willingness and ability to appraise the performance of executive management objectively and constructively and, when necessary, recommend appropriate changes; and
>	all other criteria established by the Board from time to time, including functional skills, corporate leadership, diversity, international experience, or other attributes which will contribute to the development and expansion of the Board’s knowledge and capabilities.

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2021 ANNUAL
PROXY STATEMENT

BOARD EVALUATION, NOMINATIONS, AND SUCCESSION

During the Company’s annual Board evaluation and nomination process, the Corporate Governance Committee evaluates the Company’s directors in light of current needs of the Board and the Company. In addition, during the course of the year, the Corporate Governance Committee discusses Board succession and reviews potential candidates. The Corporate Governance Committee has retained a third party to assist in identifying potential nominees.

The Company’s annual process involves assessments at the Board, Board committee, and individual director levels under the direction of the Corporate Governance Committee Chair. This process assists the Board in determining who it should nominate to stand for election based on Company and Board needs. In addition, the Corporate Governance Committee’s Board candidate nomination process includes the continual evaluation of potential new candidates for Board membership, which it takes into consideration when recommending to the Board a slate of nominees for election at each annual meeting of shareholders.

The Corporate Governance Committee considers a number of different factors in evaluating Board candidates, including:

>	diversity-enhancing qualities – age, gender, and diverse backgrounds;
>	core attributes – independence, high integrity and ethical standards, public company service, understanding or experience with complex public companies or like organizations, and ability to work collegially and collaboratively with other directors and management; and
>	skills – financial literacy, industry experience, operational management experience, senior executive experience, and other expertise that may be important for the Company’s strategies.

The Corporate Governance Committee considers all of these relevant attributes of each Board candidate, with the goal of putting forth a diverse slate of candidates with a combination of skills, experience, and personal qualities that will serve the Board and its committees, the Company, and its shareholders well.

DIVERSITY

Whenever the Corporate Governance Committee evaluates a potential candidate, it considers that individual in the context of the composition of the Board as a whole. While we do not have a formal diversity policy that limits the selection of director candidates by the Corporate Governance Committee, the Board believes that its membership should reflect diversity in its broadest sense and, consistent with that philosophy, the Board has taken measures to diversify its makeup:

>	All but one of the Company’s director nominees are independent, and they have a broad range of experience in varying fields, including software programming and sales, chemical distribution, business strategy consulting, hospitality services, semiconductor manufacturing, consumer products, and energy.
>	Three of the Company’s directors, or 27%, of the entire Board are women.
>	A majority of the Company’s directors hold or have held directorships at other U.S. public companies.
>	Seven of the director nominees, in addition to the Company’s Chairman and CEO, have served as chief executive officers, and all have demonstrated superb leadership and intellectual and analytical skills gained from deep experience in management, finance, and corporate governance.
>	The Board has retained a recruitment firm to assist the Board in actively recruiting and evaluating potential diverse Board candidates.

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2021 ANNUAL
PROXY STATEMENT

Based on each nominee’s experience, attributes, and skills, which exemplify the sought-after characteristics described above, the Corporate Governance Committee has concluded that each nominee possesses the appropriate qualifications to serve as a director of the Company.

Independent Director Committees: Compensation	Barry W. Perry	Age: 74 Director Since: 1999
CAREER HIGHLIGHTS

Lead Director of the Company since 2011

Englehard Corporation

●
Chief Executive Officer and Chairman of the Board of Engelhard Corporation, a surface and materials science company, from 2001 to his retirement in 2006.

Albemarle Corporation (a private company) and Ashland Global Holdings Inc.

●
A director of Albemarle Corporation from 2010 to 2018, and Ashland Global Holdings Inc. from 2007 to 2019.

REASONS FOR NOMINATION

While he was Chief Executive Officer of Engelhard Corporation, Mr. Perry established the company’s vision and strategy, selected key management personnel, and evaluated the risks of participating in various markets. Further, his experience as a director of a number of public multinational companies provides him with the skills to objectively and accurately evaluate the financial performance and corporate strategies of a large company.

Independent Director Committees: Audit	William F. Austen	Age: 62 Director Since: 2020
CAREER HIGHLIGHTS

Bemis Company, Inc.

●
President and CEO since 2014.
●
A director until Bemis was acquired by Amcor Limited in 2019.
●
Executive Vice President and Chief Operating Officer from 2013 to 2014.
●
Group President from 2012 through 2013.
●
Vice President of Operations from 2004 to 2012.

Morgan Adhesives Company

●
President and Chief Executive Officer from 2000 to 2004.

General Electric Company

●
Various positions from 1980 until 2000.

Tennant Company

●
A director since 2007.

Arconic Corporation

●
A director since 2020.

REASONS FOR NOMINATION

As President and CEO of Bemis, Mr. Austen gained expertise in global manufacturing and operations, together with experience in international mergers and acquisitions and business integration. The Board believes that Mr. Austen’s experience with building high-performance, cross-functional teams coupled with his engineering background will make him particularly valuable in guiding strategy for the Company’s engineering services.

OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS

●Tennant Company
●Arconic Corporation

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2021 ANNUAL
PROXY STATEMENT

Independent Director Committees: Audit & Compensation	Steven H. Gunby	Age: 63 Director Since: 2017
CAREER HIGHLIGHTS

FTI Consulting, Inc. (“FTI”)

●
President, Chief Executive Officer and a director since 2014.

The Boston Consulting Group (“BCG”)

●
Global Leader of Transformation from 2010 to 2014.
●
Senior Partner and Chairman, North and South America from 2003 to 2009.
●
Held other major managerial roles in his capacity as a Senior Partner and Managing Director, such as serving as a member of BCG’s Executive Committee.

REASONS FOR NOMINATION

At FTI, Mr. Gunby’s focus has been turning FTI into a vibrant, profitable growth engine, through operational changes, changes in strategy, and significant changes in culture and leadership. At BCG, Mr. Gunby also focused on transformative growth, helping move the Americas operation from a period of flat headcount growth and diminished profitability to double digit headcount and revenue growth, and substantially higher profit growth. The Board believes that Mr. Gunby’s experience as a President and CEO of an international consulting firm, which includes extensive human capital management experience, and his proven record of accomplishments make him a valuable member of the Board.

OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS

●FTI Consulting, Inc.

Independent Director Committees: Audit & Corporate Governance	Gail E. Hamilton	Age: 71 Director Since: 2008
CAREER HIGHLIGHTS

Symantec Corporation (“Symantec”)

●
Executive Vice President from 2000 to 2005.

Compaq Computer Corporation

●
Vice President and General Manager of the Communications Division from 1997 to 2000.

Hewlett-Packard Company

●
General Manager of the Telecom Platform Division from 1996 to 1997.
OpenText Corporation ● A director since 2006. Ixia (acquired by Keysight Technologies in 2017) ● A director from 2005 to 2017. Westmoreland Coal Company ● A director from 2011 to 2019.

REASONS FOR NOMINATION

Ms. Hamilton was responsible for designing, manufacturing, and selling electronic systems for more than 20 years. While at Symantec, Ms. Hamilton oversaw the profit and loss and operations of the enterprise and consumer business. In that role, she was also responsible for business planning and helped steer the company through an aggressive acquisition strategy. The Board believes Ms. Hamilton’s experience at Symantec, a leading software company, makes her particularly valuable in providing guidance to Arrow’s Enterprise Computing Solutions business with regard to its direction and strategy.

OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS

●Open Text Corporation

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2021 ANNUAL
PROXY STATEMENT

Independent Director Committees: Compensation & Corporate Governance	Richard S. Hill	Age: 69 Director Since: 2008
CAREER HIGHLIGHTS

Symantec Corporation

●
Interim Chief Executive Officer and a director in 2019.

Novellus Systems, Inc.

●
A director from 1993 to 2012, Chief Executive Officer and Chairman of the Board from 2006 until 2012.

Marvell Technology Group Ltd.

●
Chairman of the Board since 2016.

Xperi Corporation (formerly Tessera Technologies, Inc.)

●
Chairman of the Board from 2012 to 2020 and as interim Chief Executive Officer in 2013

CMC Materials, Inc.

●
Lead director since 2012.

Yahoo! Inc.

●
A director from 2016 to 2017.

Autodesk, Inc.

●
A director from 2016 to 2018.

Planar Systems, Inc.

●
A director from 2013 to 2015.

University of Illinois Foundation

●
Chairman and executive committee member from 2002 to 2014.

SemiLEDs Corporation

●
A director from 2010 to 2012.

REASONS FOR NOMINATION

Mr. Hill has had a broad base of experience as the Chief Executive Officer of Novellus. In that role, he set the strategy by evaluating market risks to determine the ultimate direction of that company. Novellus was in the business of developing, manufacturing, and selling equipment used in the fabrication of integrated circuits. As a result, Mr. Hill has a thorough understanding of the semiconductor market in which Arrow operates. He also has experience in the international marketplace as a result of serving on a number of boards for companies with global operations.

OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS

●CMC Materials, Inc.
●Marvell Technology Group, Ltd.

Independent Director Committees: Audit	M. F. (Fran) Keeth	Age: 74 Director Since: 2004
CAREER HIGHLIGHTS

Royal Dutch Shell plc

●
Executive Vice President from 2005 to 2006.

Shell Chemicals Ltd.

●
Chief Executive Officer and President from 2005 to 2006.
●
Executive Vice President of Customer Fulfillment and Product Business Units from 2001 to 2006.
Shell Chemical LP ● Served as President and Chief Executive Officer from 2001 to 2006. Verizon Communications Inc. ● A director from 2006 to 2019.

REASONS FOR NOMINATION

Mrs. Keeth’s knowledge and expertise helped guide the direction, culture, and operational excellence of Shell Chemicals Limited. She held a number of senior financial positions, including Principal Accounting Officer and Controller. As a result of this experience and associated expertise, Mrs. Keeth is considered an “audit committee financial expert” as the term is defined in Item 407(d) of Regulation S-K. In addition to her extensive financial expertise, Mrs. Keeth brings to the Board executive leadership experience as a Chief Executive Officer and a global business perspective from her service as an executive officer of a large multinational company and her service on other public company boards.

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2021 ANNUAL
PROXY STATEMENT

Independent Director Committees: Corporate Governance	Andrew C. Kerin	Age: 57 Director Since: 2010
CAREER HIGHLIGHTS
Towne Park ● Chief Executive Officer since 2017. The Brickman Group, Ltd. ● Chief Executive Officer and a director from 2012 until 2016.

Aramark Corporation

●
Executive Vice President and Group President, Global Food, Hospitality and Facility Services from 2009 to 2012.
●
Executive Vice President and Group President, North America Food from 2006 to 2009.
●
Elected as an executive officer as Senior Vice President in 2004.
●
President, Aramark Healthcare and Education from 1995 to 2004.
●
A number of management roles within Aramark Corporation. Under his leadership were all of Aramark’s food, hospitality, and facilities businesses, including the management of professional services in healthcare institutions, universities, schools, business locations, entertainment and sports venues, correctional facilities, and hospitality venues.

REASONS FOR NOMINATION

Mr. Kerin brings over 30 years of experience leading business service companies and building service teams across the globe.  Mr. Kerin’s deep operational and strategic expertise in the service industry as the CEO of Towne Park and formerly at the Brickman Group, along with his more than 17-year career with Aramark, makes him a valuable asset to the Company’s board, particularly as the Company continues to build its services businesses.

Independent Director Committees: Audit	Laurel J. Krzeminski	Age: 66 Director Since: 2018
CAREER HIGHLIGHTS

Granite Construction Incorporated

●
Executive Vice President and Chief Financial Officer from 2015 until 2018.
●
Senior Vice President and Chief Financial Officer from 2013 to 2015.
●
Vice President and Chief Financial Officer from 2010 to 2013.
●
Vice President and Corporate Controller from 2008 to 2010.

Gillette Company (merged into Procter & Gamble (“P&G”))

●
Several corporate and operational finance positions that included Finance Director for the North American business units of P&G’s subsidiaries, Duracell and Braun from 1995 to 2007.

Terracon (a private company)

●
A director since 2017.

Limbach Holdings, Inc.

●
A director since 2018.

REASONS FOR NOMINATION

Ms. Krzeminski’s experience as the chief financial officer of a listed company, as well as her in-depth knowledge and understanding of generally accepted accounting principles, experience in preparing, auditing, and analyzing financial statements, understanding of internal controls over financial reporting, and her understanding of audit committee functions are highly valued qualities as a director. Ms. Krzeminski is considered an “audit committee financial expert” as the term is defined in Item 407(d) of Regulation S-K.

OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS

●Limbach Holdings, Inc.

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2021 ANNUAL
PROXY STATEMENT

Chairman, President, and Chief Executive Officer	Michael J. Long	Age: 62 Director Since: 2008
CAREER HIGHLIGHTS

Arrow Electronics, Inc.

●
Chairman of the Board since 2010.
●
Chief Executive Officer and President since 2009.
●
President and Chief Operating Officer of Arrow from 2008 to 2009.
●
Senior Vice President from 2006 to 2008, and, prior thereto, Vice President for more than five years.

Arrow Global Components

●
President since 2006.

Arrow Enterprise Computing Solutions

●
President, North America and Asia/Pacific Components in 2006.
●
President, North America in 2005.
●
President and Chief Operating Officer from 1999 to 2005.

AmerisourceBergen Corporation

●
A director since 2006.

UCHealth

●
A director since 2019.

REASONS FOR NOMINATION

As a result of his numerous years in leadership roles at the Company and in the distribution industry, Mr. Long understands the competitive nature of the business and has an in-depth knowledge of the Company, a strong management background, and broad executive experience.

OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS

●AmerisourceBergen Corporation

Independent Director Committees: Audit & Corporate Governance	Stephen C. Patrick	Age: 70 Director Since: 2003
CAREER HIGHLIGHTS

Colgate-Palmolive Company

●
Vice Chairman in 2011 until his retirement.
●
Chief Financial Officer for approximately 14 years.
●
In his more than 25 years at Colgate-Palmolive, he held positions as Vice President, Corporate Controller, and Vice President of Finance for Colgate Latin America.

REASONS FOR NOMINATION

Mr. Patrick’s experience and education make him an expert in financial matters. As the Chief Financial Officer of a successful public company, Mr. Patrick was responsible for assuring that all day-to-day financial transactions were accurately recorded, processed, and reported in all public filings. All of this requires a thorough understanding of finance, treasury, and risk management functions. In addition to his extensive financial expertise, Mr. Patrick brings to the Board executive leadership experience as a chief financial officer of a large multinational company. Mr. Patrick is considered an “audit committee financial expert” as the term is defined in Item 407(d) of Regulation S-K.

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2021 ANNUAL
PROXY STATEMENT

Independent Director Committees: Corporate Governance	Gerry P. Smith	Age: 57 Director Since: 2020
CAREER HIGHLIGHTS

ODP Corp

●
Chief Executive Officer and director since 2017.

Lenovo Group Limited

●
Executive Vice President and Chief Operating Officer from 2016 to 2017.
●
Executive Vice President and President of Data Center Group in 2016.
●
Chief Operating Officer of the Personal Computing Group and Enterprise Business Group from 2015 to 2016.
●
President of the Americas from 2013 to 2015.

Lenovo Group Limited (continued)

●
President, North America and Senior Vice President, Global Operations from 2012 to 2013.
●
Senior Vice President of Global Supply Chain from 2006 to 2012.

Dell Inc.

●
Served in a number of roles from 1994 to 2006.

REASONS FOR NOMINATION

Mr. Smith has industry-specific strategic, operational, and managerial expertise gained through a more than 25-year career with Lenovo and Dell. Additionally, Mr. Smith’s expertise in positioning companies for future growth and success, extensive leadership experience and strong track record in increasing operating profit and managing complex integrations for corporations are valuable qualifications on the Board.

OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS

●ODP Corp.

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2021 ANNUAL
PROXY STATEMENT

DIRECTOR RESIGNATION POLICY

The Board has adopted a Director Resignation Policy, which provides that in an uncontested election any director nominee that receives a greater number of votes “WITHHELD” from his or her election than votes “FOR” his or her election must tender a letter of resignation to the Board within five days of the certification of the shareholder vote. The Corporate Governance Committee must then consider whether to accept or reject the director’s resignation and make a recommendation to the Board. The Board will then consider the resignation within 90 days following the date of the shareholders’ meeting at which the election occurred and then shall publicly disclose its decision. A director whose resignation is under consideration may not participate in any deliberation regarding his or her resignation. The Director Resignation Policy can be found under “Governance Documents” at the “Leadership & Governance” sub-link of the Investors drop-down menu on investor.arrow.com.

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2021 ANNUAL
PROXY STATEMENT

THE BOARD AND ITS COMMITTEES

The Board meets in general sessions with the Chairman of the Board presiding, in meetings limited to non- management directors (which are presided over by the Lead Director), and in various committees. Committee meetings are open to all members of the Board.

Committee memberships and chair assignments are reviewed no less than annually by the Corporate Governance Committee, which makes appointment and chair recommendations to the Board.

The table below reflects committee memberships for calendar year 2020.

Committee
Name	Independent	Audit	Compensation	Corporate Governance
Barry W. Perry	X		M
William F. Austen (1)	X	M
Steven H. Gunby	X	M	C
Gail E. Hamilton	X	M		M
Richard S. Hill	X		M	M
M. F. (Fran) Keeth	X	C
Andrew C. Kerin	X			C
Laurel J. Krzeminski	X	M
Michael J. Long
Stephen C. Patrick	X	M		M
Gerry P. Smith (2)	X			M

C= Chair M= Member

(1)	Mr. Austen was appointed to the Audit Committee on May 13, 2020.
(2)	Mr. Smith was appointed to the Corporate Governance Committee on September 17, 2020.

LEAD DIRECTOR

In accordance with the Company’s corporate governance guidelines, the Board appointed Mr. Perry to serve as the Lead Director. The Lead Director chairs Board meetings when the Chair is not present. He also chairs the sessions of the non-management directors held in connection with each regularly scheduled Board meeting. The Lead Director serves as a liaison between the Chair and the independent, non-management directors, and reviews and approves Board agendas and meeting schedules. The Lead Director has the authority to call meetings of the non-management directors. Additionally, as a matter of practice, the Board holds executive sessions chaired by the Lead Director at every in-person Board meeting.

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2021 ANNUAL
PROXY STATEMENT

CHIEF EXECUTIVE OFFICER AND CHAIRMAN POSITIONS

The Company’s CEO currently serves as Chairman of the Board. In his position as CEO, Mr. Long has primary responsibility for the day-to-day operations of the Company and provides consistent leadership on the Company’s key strategic objectives. In his role as the Board Chair, he sets the strategic priorities for the Board, presides over its meetings, and communicates the Board’s findings and guidance to management. The Board believes that the combination of these two roles is the most appropriate structure for the Company at this time because: (i) this structure provides more consistent communication and coordination throughout the organization, which results in a more effective and efficient implementation of corporate strategy; (ii) it unifies the Company’s strategy behind a single vision; (iii) the CEO is the most knowledgeable member of the Board regarding risks the Company may be facing and, in his role as Chairman, is able to facilitate the Board’s oversight of such risks; (iv) the structure has a long-standing history of serving the Company’s shareholders well through many economic cycles, business challenges, and succession of multiple leaders; (v) the Company’s current corporate governance processes, including those set forth in the various Board committee charters and corporate governance guidelines, preserve and foster independent communication amongst non-management directors as well as independent evaluations of and discussions with the Company’s senior management, including the Company’s CEO; and (vi) the role of the Lead Director, which fosters better communication among non-management directors, fortifies the Company’s corporate governance practices, making the separation of the positions of Chairman of the Board and CEO unnecessary at this time.

COMMITTEES

Each of the committees of the Board operates under a charter, copies of which are available under “Governance Documents” at the “Leadership & Governance” sub-link of the Investors drop-down menu on investor.arrow.com.

Audit Committee

Members	Responsibilities
M. F. (Fran) Keeth, Chair William F. Austen Steven H. Gunby Gail E. Hamilton Laurel J. Krzeminski Stephen C. Patrick
>
reviews and evaluates Arrow’s financial reporting process and other matters including its accounting policies, reporting practices, and internal accounting controls
>
reviews Arrow’s sustainability disclosures including relevant environmental, social, and governance metrics
>
overseas Arrow’s data privacy and cybersecurity programs
>
monitors the scope and reviews the results of the audit conducted by Arrow’s independent registered public accounting firm
>
reviews the following with the Corporate Audit Department (which reports to the Audit Committee) and management:
o
the scope of the annual corporate audit plan;
o
the results of the audits carried out by the Corporate Audit Department, including its assessments of the adequacy and effectiveness of disclosure controls and procedures, and internal control over financial reporting; and
o
the sufficiency of the Corporate Audit Department’s resources.

The Board has determined that Mrs. Keeth, Ms. Krzeminski, and Mr. Patrick are qualified as “audit committee financial experts,” as the term is defined in Item 407(d) of Regulation S-K.

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2021 ANNUAL
PROXY STATEMENT

Compensation Committee

Members	Responsibilities
Steven H. Gunby, Chair Richard S. Hill Barry W. Perry
>
develops and reviews Arrow’s executive compensation philosophy
>
implements compensation philosophy through compensation programs and plans to further Arrow’s strategy, drive long-term profit growth, and increase shareholder value
>
reviews and approves the corporate goals and objectives relevant to executive compensation
>
subject to review and ratification by all non-management Board members, reviews and approves the base salary, annual cash incentives, performance and stock-based awards, retirement, and other benefits for the Company’s principal executives
>
reviews the performance of each of the NEOs and the Company as a whole
>
overseas the development, implementation, effectiveness, and disclosure of Arrow’s practices and strategies relating to human capital management

The Compensation Committee may delegate authority from time to time to a subcommittee of one or more members of the Compensation Committee or to the CEO, if and when the Committee deems appropriate and in accordance with applicable rules and regulations. In 2020, the Compensation Committee directly engaged Pearl Meyer & Partners (“Pearl Meyer”) as a consultant to examine and report to the Compensation Committee on best practices in the alignment of compensation programs for the CEO and other members of senior management by providing competitive benchmarking data, analyses, and recommendations with regard to plan design and target compensation. In addition, Pearl Meyer provides guidance to the Corporate Governance Committee regarding non-management director compensation. Pearl Meyer does not provide any other services to the Company. These services have not raised any conflicts of interest.

Corporate Governance Committee

Members	Responsibilities
Andrew C. Kerin, Chair Gail E. Hamilton Richard S. Hill Stephen C. Patrick Gerry P. Smith
>
develops the corporate governance guidelines for Arrow
>
makes recommendations with respect to committee assignments and other governance issues
>
evaluates each director before recommending him or her to the Board as nominees for re-election
>
reviews and makes recommendations to the Board regarding the compensation of non-management directors
>
identifies and recommends new candidates for nomination to fill existing or expected director vacancies
>
overseas Arrow’s policies and practices relating to corporate social responsibility and sustainability to the extent not specifically delegated to other committees

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The Corporate Governance Committee considers shareholder recommendations of nominees for membership on the Board as well as those recommended by current directors, officers, employees, and others. Such recommendations may be submitted to Arrow’s Corporate Secretary, Carine L. Jean-Claude, at Arrow Electronics, Inc., 9201 East Dry Creek Road, Centennial, Colorado 80112, who will forward them to the Corporate Governance Committee. Possible candidates suggested by shareholders are evaluated by the Corporate Governance Committee in the same manner as other possible candidates.

The Corporate Governance Committee has retained the services of a third-party executive recruitment firm to assist its members in the identification and evaluation of potential nominees for the Board. The Corporate Governance Committee’s initial review of a potential candidate is typically based on any written materials provided to it. The committee then determines whether to interview the nominee. If warranted, the Corporate Governance Committee, the Chairman of the Board and CEO, the Lead Director, and others, as appropriate, interview the potential nominees.

The Corporate Governance Committee’s expectations as to the specific qualities and skills required for directors, including those nominated by shareholders, are set forth in Section 4 of Arrow’s corporate governance guidelines (available under “Governance Documents” at the “Leadership & Governance” sub-link of the Investors drop-down menu on investor.arrow.com).

SUCCESSION PLANNING

The Board takes a proactive approach toward succession planning and talent management. The independent directors meet multiple times a year in executive session to evaluate succession planning for the CEO. The Board also reviews the annual performance of each member of the senior management team as well as succession planning for these executive roles with the CEO. Additionally, the CEO provides meaningful in- person opportunities for the Board to interact with key members of management beyond the Company’s executive officers on no less than a quarterly basis. The Board has a confidential plan to address any unexpected short-term absence of the CEO and other members of the senior management team.

The Board considers diversity as an important factor in the Company’s succession plans and supports management’s efforts to enhance all aspects of diversity throughout the Company. As of January 1, 2021, forty- five percent of the Company’s Executive Leadership was diverse based on gender and race/ethnicity.

ENTERPRISE RISK MANAGEMENT

The role of the Board and its committees is to promote the best interests of the Company and its shareholders by overseeing the management of Arrow’s business, assets, and affairs, which includes oversight of ESG matters, including human capital management and cybersecurity risks. Management is responsible for the day-to-day analysis and review of the risks facing the Company, including timely identification of risks (including by a company-wide enterprise risk management survey) and risk controls related to significant business activities, and development of programs and recommendations to determine the sufficiency of risk identification, the balance of potential risk to potential reward, and the appropriate manner in which to control risk. Arrow’s CEO has the ultimate management authority for enterprise risk management, including responsibility for capability development, risk identification and assessment, and policies and governance, as well as strategies and actions to address enterprise risk. Management provides the Board and appropriate committees of the Board regular briefing and information sessions on the significant risks that the Company faces and how the Company seeks to control those risks when appropriate. Risk oversight in certain areas is the responsibility of a Board committee, such as: the Audit Committee’s oversight of issues related to internal controls over financial reporting and regulatory compliance as well as the Company’s information security; the Corporate Governance Committee’s oversight of the Board’s succession planning and governance; and the Compensation Committee’s oversight of risks related to compensation programs and strategies relating to human capital management.

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COMPENSATION RISK ANALYSIS

The Company believes that its executive compensation program reflects an appropriate mix of compensation elements and balances current and long-term performance objectives, cash and equity compensation, and risks and rewards associated with executive roles. The following features of the Company’s executive incentive compensation program illustrate this point:

>	performance goals and objectives reflect a balanced mix of performance measures to avoid excessive weight on a certain goal or performance measure;
>	annual and long-term incentives provide a defined range of payout opportunities (ranging from 0% to 170% of target for annual cash incentives for the NEOs and 0% to 185% for long-term incentives);
>	total direct compensation (“TDC”) levels are heavily weighted on long-term, equity-based incentive awards that vest over a number of years;
>	equity incentive awards that vest over a number of years are granted annually so executives always have unvested awards that could decrease significantly in value if the business is not managed for the long-term;
>	the Company has executive stock ownership guidelines so that the component of an executive’s personal wealth that is derived from compensation from the Company is tied to the long-term success of the Company; and
>	the Compensation Committee retains negative discretion to adjust compensation based on the quality of Company and individual performance and adherence to the Company’s ethics and compliance programs, among other things.

Based on the above combination of program features, the Company believes that: (i) its executives are encouraged to manage the Company in a prudent manner; and (ii) its incentive programs are not designed in a manner that encourages executives to take risks that are inconsistent with the Company’s best interests.

Further, at the Compensation Committee’s request, Pearl Meyer annually performs an assessment of the risks associated with the Company’s short-term and long-term incentive programs, the results of which are discussed by the Compensation Committee. In 2020, the Compensation Committee concluded that the overall design of the Company’s compensation programs maintained an appropriate level of risk. Pearl Meyer did not recommend any plan design changes to further mitigate risk exposure.

It is the Company’s opinion that its compensation policies and practices for all employees do not create risks that could have a material adverse effect on the Company. The Company delivers to its entire employee base in the aggregate, most of its compensation in the form of base salary, with smaller portions delivered in the form of cash incentives and long-term incentives. The Company’s cash incentive compensation plans, which represent the primary variable component of compensation, have been designed to drive performance of employees working in management, sales, and sales-related roles. These plans are typically tied to achievement of sales/financial goals that include maximums designed to prevent “windfall” payouts.

INDEPENDENCE

The Company’s corporate governance guidelines provide that the Board should consist primarily of independent, non-management directors. For a director to be considered independent under the guidelines, the Board must determine that the director does not have any direct or indirect material relationships with the Company. Further, the Board determines whether any director is involved in any activity or interest that conflicts with or might appear to conflict with his or her fiduciary duties. A director must also meet the independence standards in the New York Stock Exchange listing rules, which the Board has adopted as its standard, as set forth in Section 5 of Arrow’s corporate governance guidelines (available under “Governance Documents” at the “Leadership & Governance” sub-link of the Investors drop-down menu on investor.arrow.com).

The Board has determined that all of its directors and nominees, other than Mr. Long, satisfy both the New York Stock Exchange’s independence requirements and the Company’s guidelines.

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As required by the Company’s corporate governance guidelines and the New York Stock Exchange’s listing rules, all members of the Audit, Compensation, and Corporate Governance Committees are independent.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is a present or former employee of the Company. Additionally, no member of the Compensation Committee has a relationship that requires disclosure of a Compensation Committee interlock.

Meetings and Attendance

Consistent with the Company’s corporate governance guidelines, it is the practice of the Board for all its non- management directors to meet separately (without Company management present) either prior to or after each regularly scheduled Board meeting, with the Lead Director presiding. In 2020, these non-management director meetings totaled four in number.

During 2020, there were five meetings of the Board, eight meetings of the Audit Committee, four meetings of the Compensation Committee, and four meetings of the Corporate Governance Committee. All the directors attended 75% or more of all of the meetings of the Board and the committees on which they served. The company encourages its directors to be present at the Annual Meeting. For 2020, all directors attended the Annual Meeting telephonically.

DIRECTOR COMPENSATION

The non-management members of the Board (that is, all members except Mr. Long) receive the following fees in cash:

Annual fee	$100,000
Annual fee for service as Corporate Governance Committee Chair	$10,000
Annual fee for service as Compensation Committee Chair	$20,000
Annual fee for service as Audit Committee Chair	$25,000

In addition to the cash fees, each non-management director receives an annual grant of restricted stock units (“RSUs”) valued at $175,000, based on the fair market value of Arrow common stock on the date of grant. Further, the Lead Director receives another annual award of RSUs valued at $30,000 in recognition of the additional responsibilities associated with such position.

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The following table shows the total dollar value of compensation received by all non-management directors in or in respect of 2020.

Non-Management Director Compensation
Name	Fees Earned ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Barry W. Perry	100,000	205,000	—	305,000
William F. Austen	50,833	—	—	50,833
Steven H. Gunby	110,167	175,000	—	285,167
Gail E. Hamilton	100,000	175,000	—	275,000
Richard S. Hill	100,000	175,000	—	275,000
M. F. (Fran) Keeth	125,000	175,000	—	300,000
Andrew C. Kerin	110,000	175,000	—	285,000
Laurel J. Krzeminski	100,000	175,000	—	275,000
Stephen C. Patrick	100,000	175,000	—	275,000
Gerry P. Smith	16,304	—	—	16,304
(1)	Messrs. Perry, Gunby, and Kerin and Ms. Krzeminski deferred 100% of their retainers in deferred stock units; and Mr. Patrick deferred 25% of his retainer in deferred stock units.
(2)	Amounts shown under the heading “Stock Awards” reflect the grant date fair values of the restricted stock units granted to each director during 2020 computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation — Stock Compensation.

Under the terms of the Non-Employee Director Deferred Compensation Plan, non-management directors may defer the payment of all or a portion of their annual retainers until the end of their service on the Board. Unless a different amount is chosen by the director, 50% of the director’s annual retainer fee is automatically deferred and converted to units of Arrow common stock. The units held by each director are included under the heading “Common Stock Units” in the Shares of Common Stock Beneficially Owned Table. The amounts deferred by each director for 2020, to the extent there are any, are included under the heading “Fees Earned” on the Non- Management Director Compensation Table. All deferrals under the plan will be paid upon separation of service from the Board.

For stock awards outlined in the Non-Management Director Compensation Table, each director is given the option to have his or her RSUs converted to shares one year after grant. Mses. Hamilton and Krzeminski and Messrs. Hill and Kerin have selected that option for their 2020 grants.

STOCK OWNERSHIP BY DIRECTORS

The Board believes that stock ownership by its directors strengthens their commitment to the long-term future of the Company and further aligns their interests with those of the shareholders generally. As a result, the corporate governance guidelines specifically state that directors are expected, over time, to own beneficial shares of the Company’s common stock having a value of at least three times their annual retainer fee (including shares owned outright, vested shares of restricted stock or RSUs, and common stock units in a deferred compensation account). All directors either own the required number of shares, or in the case of recently appointed directors, are accumulating shares to meet the requirement.

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AUDIT COMMITTEE REPORT

The Audit Committee represents and assists the Board by overseeing: (i) the Company’s financial statements and internal controls; (ii) the independent registered public accounting firm’s qualifications and independence; and (iii) the performance of the Company’s corporate audit function and of its independent registered public accounting firm.

On the date of the adoption of this Report, the Audit Committee consisted of six directors, all considered independent in accordance with New York Stock Exchange listing standards and other applicable regulations. The Board has determined that committee members Mrs. Keeth, Ms. Krzeminski, and Mr. Patrick are “audit committee financial experts” as defined by the SEC.

Company management has the primary responsibility for the preparation of the financial statements and for the reporting process, including the establishment and maintenance of Arrow’s system of internal controls over financial reporting. The Company’s independent registered public accounting firm is responsible for auditing the financial statements prepared by management, expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, and auditing the Company’s internal controls over financial reporting.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with both management and the independent registered public accounting firm, the Company’s quarterly earnings releases, Quarterly Reports on Form 10-Q, and the 2020 Annual Report on Form 10-K. Such reviews included a discussion of critical or significant accounting policies, the reasonableness of significant judgments, the quality (not just the acceptability) of the accounting principles, the reasonableness and clarity of the financial statement disclosures, and such other matters as the independent registered public accounting firm is required to review with the Audit Committee under the standards promulgated by the Public Company Accounting Oversight Board. The Audit Committee also discussed with both management and the Company’s independent registered public accounting firm the design and efficacy of the Company’s internal control over financial reporting.

In addition, the Audit Committee received from and discussed with representatives of the Company’s independent registered public accounting firm the written disclosure and the letter required by the applicable requirements of the Public Company Accounting Oversight Board (regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence) and considered the compatibility of non-audit services rendered to Arrow with the independence of the Company’s independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board.

The Audit Committee also discussed with the independent registered public accounting firm and Arrow’s corporate audit group the overall scope and plans for their respective audits. The Audit Committee periodically met with the independent registered public accounting firm, with and without management present, to discuss the results of their work, their evaluations of Arrow’s internal controls, and the overall quality of Arrow’s financial reporting.

In reliance on these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.

M.F. (Fran) Keeth, ChairGail E. Hamilton

William F. Austen Laurel J. Krzeminski

Steven H. GunbyStephen C. Patrick

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PRINCIPAL ACCOUNTING FIRM FEES

The aggregate fees billed by Arrow’s principal accounting firm, Ernst & Young LLP, for auditing the annual financial statements and the Company’s internal controls over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, as amended, and related regulations included in the Annual Report on Form 10-K, the reviews of the quarterly financial statements included in the Quarterly Reports on Form 10-Q, statutory audits, assistance with and review of documents filed with the SEC, and consultations on certain accounting and reporting matters for each of the last two fiscal years are set forth as “Audit Fees” in the table below.

Also set forth for the last two fiscal years are “Audit-Related Fees.” Such fees are for services rendered in connection with employee benefit plan audits and other accounting consultations. “Tax Fees” relate to assistance with tax return preparation, tax audits, and compliance in various tax jurisdictions around the world. “All Other Fees” refer to advice, planning, and consulting other than as set forth above. Ernst & Young LLP did not provide any services to the Company related to financial information systems design or implementation, nor did it provide any personal tax work or other services for any of the Company’s executive officers or members of the Board.

	2020	2019
Audit Fees	$11,311,483	$11,387,815
Audit-Related Fees	236,304	46,468
Tax Fees	1,144,786	1,060,054
All Other Fees	2,262	5,785
Total	$12,694,835	$12,500,122

The amounts in the table above do not include fees charged by Ernst & Young LLP to Marubun/Arrow, a joint venture between the Company and the Marubun Corporation. Audit fees for Marubun/Arrow totaled $497,207 in 2020, and $498,049 in 2019.

Consistent with the Audit Committee charter, audit, audit-related, tax, and other services were approved by the Audit Committee, or by a designated member thereof. The Audit Committee has determined that the provision of the non-audit services described above is compatible with maintaining Ernst & Young LLP’s independence.

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PROPOSAL 2: RATIFICATION OF
APPOINTMENT OF AUDITORS

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

Shareholders are asked to ratify the appointment of Ernst & Young LLP as Arrow’s independent registered public accounting firm for the fiscal year ending December 31, 2021. Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, as a matter of good corporate governance, the Board submits its selection to our shareholders for ratification. If the shareholders should not ratify Ernst & Young LLP, the Audit Committee will reconsider the appointment. Arrow expects that representatives of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and that they will be available to answer appropriate inquiries raised at the Annual Meeting.

Receipt of a majority of votes cast is required to approve this proposal. For purposes of determining the number of votes cast with respect to Proposal 2, only those votes cast “FOR” or “AGAINST” are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the Annual Meeting.

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PROPOSAL 3: ADVISORY VOTE ON
NAMED EXECUTIVE OFFICER COMPENSATION

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

As required by SEC rules, the Board is asking shareholders to approve the following advisory resolution at the 2021 Annual Meeting:

“RESOLVED that the shareholders of the Company approve, on an advisory basis, the compensation of the Company’s Named Executive Officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related tables, notes, and narrative in the Proxy Statement for the Company’s 2021 Annual Meeting.”

The Company holds a say-on-pay vote every year. Although the vote is not binding, the Compensation Committee values the opinions expressed by the Company’s shareholders and will carefully consider the outcome of the vote when making future compensation decisions for the Company’s NEOs.

Receipt of a majority of the votes cast is required to approve this proposal.  For purposes of determining the number of votes cast with respect to Proposal 3, only those votes cast “FOR” or “AGAINST” are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the Annual Meeting.

The Company asks that you review in detail the disclosure contained in this Proxy Statement regarding compensation of the Company’s NEOs (including the Company’s Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany such tables) and indicate your support for the compensation of the Company’s NEOs that is described in this Proxy Statement.

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REPORT OF THE COMPENSATION COMMITTEE

The substantive discussion of the material elements of all of the Company’s executive compensation programs and the determinations by the Compensation Committee with respect to compensation and executive performance for 2020 are contained in the Compensation Discussion and Analysis that follows below. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the management representatives responsible for its preparation and the Compensation Committee’s advisors. In reliance on these reviews and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the definitive Proxy Statement on Schedule 14A for Arrow’s 2021 Annual Meeting for filing with the SEC and be incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Steven H. Gunby, Chair

Richard S. Hill
Barry W. Perry

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A LETTER FROM THE COMPENSATION COMMITTEE

Dear Fellow Shareholders,

Arrow has always maintained open communications with the shareholder community. Seeking feedback from our shareholders on a regular basis is a critical part of our approach to managing our executive compensation program. After an unexpected decline in our historically strong say-on-pay results at our 2020 Annual Meeting, we expanded our shareholder outreach efforts, reaching out to investors representing 75% of our shareholder base and engaging with investors owning approximately 54% of our shares outstanding. Mr. Gunby, the Chair of the Compensation Committee, was a key participant in all the discussions along with key members of senior management.

From the feedback, we learned that our shareholders continue to broadly support the philosophy, objectives, and design of our executive compensation program. They also provided us with important perspectives on potential refinements to our program and disclosures, many of which have been implemented and are described in further detail on the following pages of the Compensation Discussion & Analysis (“CD&A”).

Our CD&A also shares how the global COVID-19 pandemic impacted our performance and compensation decisions, which included a cap on 2020 annual incentive awards for our NEOs. Our priorities during this time have been keeping our employees and their families safe and our customers operational, while continuing to protect the long-term interests of our shareholders. The structure of our executive compensation program, despite the unprecedented and unpredictable market conditions, proved to support these priorities.

We are proud of Arrow’s efforts and continued commitment to our guiding principles in the face of tremendous challenges and appreciative of the ongoing support and insights we receive from our investor community. We thank you for continuing to include Arrow in your portfolio and look forward to what’s ahead.

Steven H. Gunby, Chair

Richard S. Hill

Barry W. Perry

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COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION

This CD&A explains the executive compensation program for the Company’s NEOs listed below. The CD&A also describes the Compensation Committee’s process for making pay decisions, as well as its rationale for specific decisions related to fiscal 2020.

Name	Title
Michael J. Long	Chairman, President, and Chief Executive Officer
Christopher D. Stansbury	Senior Vice President, Chief Financial Officer
Sean J. Kerins (1)	Chief Operating Officer
Andrew D. King (2)	President, Global Components
Gretchen K. Zech	Senior Vice President, Chief Human Resources Officer
(1)	Mr. Kerins was named Chief Operating Officer of the Company on December 28, 2020.
(2)	Effective December 31, 2020, Mr. King retired from the position of President, Global Components and was no longer an executive officer.

EXECUTIVE SUMMARY

2020 Business Strategy and Performance Highlights

Arrow guides innovation forward for its customers in the areas of industrial automation, edge computing, cloud computing, smart and connected devices, homes, cities, and transportation. Our strategy to be the foremost technology solutions provider positions us well to take advantage of these opportunities. Through a network of more than 300 locations serving over 85 countries, the Company aggregates disparate sources of electronics components, infrastructure software, and IT hardware to increasingly provide complete solutions for customers on behalf of its suppliers. Our goal is to leave no segments of the market underserved in terms of the products offered and services provided. We aim to accelerate our customers’ time to market, assure secure and consistent supply chains, and drive growth on behalf of our suppliers.

Response to COVID-19

During 2020, the COVID-19 pandemic presented significant challenges for Arrow’s business; however, the resiliency of our business model and dedicated employees allowed us to produce strong financial results and further strengthen our position as the world’s leading enabler of technologies and solutions. As a global company doing business in more than 85 countries, and with the Asia Pacific region contributing more than 30% of Company sales, under the leadership of our NEOs, the Company was early to recognize the breadth and severity of the pandemic. Despite significant restrictions on business activities, the essential use of electronic components and information technology solutions provided a level of consistent demand for products and solutions. The diversity of the Company’s products and solutions, with no overreliance on any particular technology, and the size and diversity of the Company’s customer base, with no one customer contributing more than 2% of 2020 sales, and no significant customer concentration by industry, were significant contributors to the Company’s stability and success. In fact, Arrow was a key enabler of work-from-home information technology deployments by providing the software and hardware needed to allow applications to be utilized

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remotely in a secure manner. Through the contributions and commitment of our entire workforce to keep safe while staying focused on driving operations, we successfully managed through 2020 without the need for Company-wide pay cuts or job reductions.

Financial Performance Achievements

Business conditions were extremely challenging this year and global components customers in all regions faced restrictions on their operations and uncertainty in terms of securing supply of the electronic components they need to manufacture their products. Our commitment to solving customers’ engineering, design, and supply chain needs minimized disruptions and allowed for continuous production. This, in turn, helped us deliver record cash provided by operating activities of $1.36 billion for the year and to produce stable sales and Earnings Per Share (“EPS”) results.

2020 financial highlights include:

>	Sales totaled $28.7 billion for the year, EPS on a diluted basis totaled $7.43
>	Reduced debt by $715 million
>	Returned record excess cash to shareholders by repurchasing 6.4 million shares of common stock for approximately $475 million reducing shares outstanding by 7%
>	Organic investments, strong execution and financial discipline resulted in 5.7% three-year Relative EPS Growth(1); this growth was fourth highest of the six companies among Arrow and its Peer Group
>	Three-year average Return on Invested Capital (“ROIC”)(1) was 2.32 percentage points above the three-year Weighted Average Cost of Capital (“WACC”)
>	Total Shareholder Return (“TSR”) for the five-year period was 80% compared to 57% for the Peer Group and 79% for the S&P 400 Midcap Stock Index

By remaining nimble and flexible during the year, the Company is positioned for future reacceleration and improved profitability performance.

(1)	See the Appendix at the end of this Proxy Statement for the details of the three-year average return on invested capital and three-year relative EPS growth calculations.

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Strategic Performance Achievements

Our NEOs’ investments in key strategic growth areas point to a bright future for the Company, and are helping customers create, make, and manage their products at unprecedented scale.

Key strategic performance highlights in 2020 include:

>	Served over 180,000 customers and no customer contributed more than 2% of sales
>	Entered into several significant new distribution agreements intended to help the Company maintain its leadership position in the electronic component and information technology solutions markets

Our NEOs’ investments in people and software tools have enabled us to quickly adjust to industry corrections and economic conditions, while remaining laser-focused on the opportunities that will enhance long-term value for our stakeholders.

Board Response to Shareholder Feedback on 2020 Say-On-Pay

We regularly engage with our shareholders to listen to their views on business performance, corporate governance, and sustainability. We also consider the input of our shareholders, along with emerging best practices, to ensure alignment with our executive compensation programs. In 2020, our compensation program received the support of 67% of the total votes cast at our Annual Meeting. As a result of this sudden decline in historically strong support (which averaged over 90% in the last five years), we increased the focus and intensity of our regular shareholder engagement activities to better understand investors’ perspectives on our executive compensation program and any concerns that motivated the lower level of support for our 2020 say-on-pay proposal.

Between June and November 2020, we reached out to our top 25 shareholders representing collectively more than 75% of our shareholder base. The Chairman of the Compensation Committee, along with the CHRO and other key senior management, led 12 meetings with shareholders who collectively held 54% of our outstanding common stock. We sought to understand the views of investors who voted “FOR” in addition to those who voted “AGAINST” to ensure that we had a comprehensive set of perspectives on our approach.

These meetings helped validate that our shareholders continue to be broadly supportive of the overall philosophy, objectives, and design of our program. They also provided us with important perspectives on how to improve and better explain our program as we continue to move forward. Based on these learnings, we made meaningful modifications to our executive compensation program effective for fiscal 2020 and 2021, as summarized below.

Effective Date of Changes Implemented	What We Heard	What We Did
2020	Clarify use of special, one-time equity award
>
The Compensation Committee evaluated this feedback, agrees with shareholders that one-time awards should be used sparingly for strategic hires, and will very carefully scrutinize any special award recommendations before approving any onboarding or other such awards in the future
>
No one-time awards were granted in 2020

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Effective Date of Changes Implemented	What We Heard	What We Did
Review and expand our Peer Group, understanding the challenges that we face in identifying peers given recent consolidation in our industry
>
Retained Pearl Meyer to conduct a thorough analysis of our Peer Group, with the goal of expanding our Peer Group
>
Expanded the compensation Peer Group for fiscal 2021 to a total of nine companies (see “The Role of Peer Companies – 2021 Peer Group” on page 55)

2020	Adopt a clawback policy
>
Implemented a clawback policy for incentive pay that provides for the recoupment of certain executive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws or in the event an executive has been involved in any misconduct

	Strengthen the anti-hedging and anti-pledging policy	> Eliminated the ability of the Company’s Chief Legal Officer to pre-approve exceptions to the policy (this discretion had never been used previously)
2021	Further clarify the performance metrics in the incentive plans, including rationale for utilizing two different approaches to EPS as a metric for annual cash and long-term incentives
>
Enhanced disclosure in the CD&A that summarizes the performance metrics and their rationale for inclusion in the incentive plans see “2020 Executive Compensation Program At-A-Glance – Incentive Plans: A Closer Look at the Performance Metrics” (page 44)

	Consider eliminating stock options from the executive compensation program	> Eliminated stock option awards and rebalanced the mix of equity grants in our Long-Term Incentive Program (“LTIP”) to 50% Performance Stock Units (“PSUs”) and 50% Restricted Stock Units (“RSUs”)
Consider restricting payout of PSUs if three-year average ROIC does not exceed WACC
>
Revised the design of the PSUs starting in 2021 so that no payout can be earned in an event that three-year ROIC does not exceed WACC
>
The Compensation Committee continues to have the authority to review ROIC versus WACC results and apply negative discretion to align pay for performance outcomes, if necessary

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2020 Executive Compensation Program At-A-Glance

Our executive compensation program emphasizes performance-based compensation and is tied directly to the drivers of value creation for the Company’s shareholders, as summarized below.

Pay Element	Key Elements for Fiscal 2020
	Form	Performance Metric
Base Salary	Cash None of the NEOs received base salary increases for fiscal 2020	> Base salary is set at market competitive levels and does not have an additional performance metric
Annual Cash Incentives	Cash Given COVID-19 uncertainty, overall award was capped at 100% for 2020	> 70% Absolute EPS > 30% Strategic Sales Growth Goals
LTIP	50% - PSUs	> 60% three-year Relative EPS Growth > 40% three-year average ROIC minus WACC
	25% - RSUs	> Stock price performance
	25% - Stock Options*	> Stock price performance

*    Stock options have been eliminated from the LTIP equity mix effective fiscal year 2021.

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Incentive Plans: A Closer Look at the Performance Metrics

The Compensation Committee discusses metric selection on a regular basis. The focus of our annual and long-term incentive plans is achieving profitable growth and driving long-term shareholder value creation by supporting the following key objectives:

>	To generate EPS growth in excess of our competitors’ EPS growth and market expectations;
>	To grow EPS at a rate that provides the capital necessary to support the Company’s business strategy; and
>	To allocate and deploy capital effectively so that ROIC exceeds the Company’s cost of capital.

As such, we use a carefully balanced mix of quantifiable absolute and relative financial metrics, and strategic and operational metrics, across our incentive plans ─ with a heavier emphasis on EPS because of its strong alignment to shareholders. However, the way EPS is measured and balanced with other performance metrics in order to support our goals works differently under each of the incentive plans, as outlined below:

Annual Cash Incentives	LTIP

Absolute EPS

Weighted 70%

>
Defined as a pre-determined range of Company performance targets for the fiscal year
>
Driven by specific Company initiatives designed to improve financial performance results
>
Easily understood by stakeholder

Strategic Goals: Focus on Growth

Weighted 30%

>
Places focus on business segments that are critical to our strategic growth and sustainability objectives
o
For 2020, measured against 10-15% sales growth targets for these business segments
>
Are dynamic and expected to change on an annual basis depending on the relevant business priorities for the performance year
o
The Compensation Committee determines specific, measurable targets that are aligned with expected market growth
>
Provides balance to Absolute EPS

Three-Year Relative EPS Growth

Weighted 60%

>
Defined as Arrow’s three-year EPS growth as compared to the EPS growth of Arrow’s Peer Group
>
Holds management accountable to outperform peers over the performance period
>
Creates long-term shareholder value

Operational Metrics: Focus on Efficiency

Weighted 40%

>
Measures performance based on Arrow’s three-year average ROIC in excess of its three-year WACC
>
Helps mitigate variance from economic cycles which market-based metrics would introduce
>
Incentivizes prudent use of capital and rewards value creation

Threshold Trigger: Net Income

Vesting contingent upon a net income threshold

WHAT GUIDES OUR PROGRAM

As a large global provider of technology solutions operating in a highly competitive market, we view our people as critical assets and key drivers of our success. The executive compensation program is designed to attract, retain, and motivate talented executives who are capable of successfully leading the Company’s complex global operations and creating shareholder value.

The program is structured to support Arrow’s strategic goals and reinforce high performance with a clear emphasis on accountability and performance-based pay for achievement of established targets. As such, a significant portion of TDC is directly linked to the Company’s short- and long-term performance in the form of cash and equity-based incentive awards. This provides executives with an opportunity to earn above median

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compensation if the Company delivers desired results or below median when performance targets are not achieved. The portion of pay tied to performance is consistent with Arrow’s executive compensation philosophy and market practices.

The Principal Elements of Pay

The Company’s compensation philosophy is supported by the following principal elements of pay:

Pay Element	Form	What It Does
Base Salary	Cash (Fixed)	Provides a competitive rate relative to comparable jobs at similar companies and enables the Company to attract and retain critical executive talent.
Annual Cash Incentive Awards	Cash (Variable)	Rewards individuals for performance if they attain pre-established financial and strategic targets that are set by the Compensation Committee at the beginning of the year.
Long-Term Incentive Awards	Equity (Variable)	Promotes a balanced focus on driving performance, retaining talent, and aligning the interests of the Company’s executives with those of its shareholders.

Pay Mix

The charts below show the target TDC of the Company’s CEO and other NEOs for fiscal 2020. Annual and long-term incentives play a significant role in the executives’ overall compensation at Arrow. They are essential to linking pay to performance, aligning compensation with organizational strategies and financial goals, and rewarding executives for the creation of shareholder value.

For fiscal 2020, in the aggregate, 82% of the NEOs’ target TDC was variable and tied to corporate performance, measured by EPS, ROIC, WACC, and strategic sales growth goals (87% for the Company’s CEO and an average of 77% for the other NEOs).

The following charts reflect the weighted average distribution of the elements of the CEO’s and remaining NEOs’ target TDC based on grant date values.

CEO	Other NEOs

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Best Compensation Practices and Policies

What We Do		What We Do Not Do
√	Heavy emphasis on variable compensation	×	No guaranteed salary increases
√	All long-term stock unit incentives vest based on performance	×	No “single trigger” change in control cash payments
√	Clawback policy covering cash and equity incentive compensation	×	No tax gross-ups on equity compensation
√	Rigorous stock ownership guidelines	×	No option backdating or repricing
√	Independent compensation consultant	×	No hedging or pledging
√	Annual compensation risk assessments	×	No discretionary incentives

THE 2020 EXECUTIVE COMPENSATION PROGRAM IN DETAIL

This section of the CD&A provides details about the three principal elements of pay — base salary, annual cash incentive awards, and long-term incentive awards. Arrow’s pay-for-performance focus is evident in the substantially greater weight given to incentive-based compensation compared to fixed compensation.

Base Salary

Pay Element	2020
	Form	Performance Metric
Base Salary	Cash None of the NEOs received base salary increases for fiscal 2020	> Base salary is set at market competitive levels and does not have an additional performance metric

In making base salary decisions for the NEOs other than the CEO, the Compensation Committee considers its independent compensation consultant’s guidance, CEO’s recommendations, each NEO’s position, and level of responsibility within the Company, as well as a number of other factors, including:

>	Individual performance;
>	Company or business unit performance;
>	Job responsibilities;
>	Time in role; and
>	Relevant benchmarking data.

Subject to ratification by the Board, the CEO’s base salary is determined by the Compensation Committee in executive session based on its evaluation of the CEO’s individual performance, the Company’s performance, and relevant benchmarking data.

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The Compensation Committee, in consultation with its independent compensation consultant, met in December 2019 to conduct its annual review of base salaries and determined the appropriate annual base salary rate for each then current NEO. None of the NEOs received base salary increases for fiscal 2020, as shown in the table below:

Name	2019	2020	% Change
Michael J. Long	$1,320,000	$1,320,000	0%
Christopher D. Stansbury	$700,000	$700,000	0%
Sean J. Kerins	$650,000	$650,000	0%
Andrew D. King	$650,000	$650,000	0%
Gretchen K. Zech	$500,000	$500,000	0%

Annual Cash Incentives

Pay Element	2020
	Form	Performance Metric
Annual Cash Incentives	Cash Given COVID-19 uncertainty, overall award is capped at 100%	> 70% Absolute EPS > 30% Strategic Sales Growth Goals

The Company’s annual cash incentives, awarded under the Management Incentive Compensation Plan (“MICP”), are designed to reward individuals for performance against pre-established metrics set by the Compensation Committee at the beginning of the year. Each NEO is assigned an annual cash incentive target established based upon the NEO’s level of responsibility, ability to impact overall results, and market data. Actual annual cash incentive awards may be higher or lower than market since awards are based on results against established performance metrics and can range from 0% to 170% of annual cash incentive target.

2020 MICP Performance Goals and Results

For fiscal 2020, the annual cash incentive for each of the NEOs was based on a combination of financial and strategic goals weighted at 70% and 30% respectively. Given the uncertainty due to COVID- 19 when goals were approved, the Compensation Committee chose to set realistic-at-the-time performance goals but capped the overall annual cash incentive award at 100%, in the event the Company’s ability to withstand the turbulence greatly exceeded expectations or the return to normalcy occurred sooner than expected.

The 2020 annual cash incentive metrics and results against the targets of those metrics are summarized below.

Financial Goals. Each NEO can earn between 0% and 200% based on actual performance against annual financial targets. For 2020, the financial performance metric was Absolute EPS. The Compensation Committee selected Absolute EPS to reinforce the Company’s overall profit objectives, based on the rationale that Absolute EPS is a primary driver of shareholder value.

The 2020 target setting process was informed by the likelihood of substantial disruption from the COVID-19 pandemic to the business. The Compensation Committee had direct knowledge of the potential significant economic consequences that could be caused globally by shutdowns and other efforts to moderate the spread of the virus due to the fact that the Company does a substantial amount of business in the Asia region, 33% of

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2020 sales, with China as the biggest contributor. To help provide guidance as to the extent of the impact to the business, the Compensation Committee reviewed past sales and earnings declines from prior exogenous events such as the financial crisis of 2008-2009 and the technology market correction from 2000-2001. While these prior events helped inform projections, there was no way to accurately predict the ultimate impact of the pandemic on the Company’s business. Given this uncertainty, the Compensation Committee set target EPS at $5.23 which was selected as a rigorous goal in the context of the uncertain macroeconomic environment resulting from the COVID-19 pandemic. As the impacts from virus-related lockdowns spread globally, the Compensation Committee was concerned about the potential for a major economic recession and market correction in the demand for electronic components and information technology solutions. With these factors in mind, the Compensation Committee set a target for 2020 profitability that was approximately one-third below the prior year earnings per share. This reduction was similar in relative size to profit reductions that occurred during the global financial crisis in the 2008-2009 timeframe, and the technology market collapse in the 2000- 2001 timeframe. In light of these uncertainties, at the time the target was approved, the Compensation Committee capped payouts under the annual cash incentive program at 100% for 2020.

At the end of the performance period, the Compensation Committee evaluated the resulting pay outcomes and concluded that the financial goals had appropriately aligned incentives with the actual performance of the company and the leadership team in a challenging market environment.

		Performance Range
		(% of Target Payout)				Payout
		Threshold	Target	Maximum	Actual	as a % of
Metric	Weighting	(25%)	(100%)	(200%)	Result	Target
Arrow EPS	70%	$3.92	$5.23	$6.54	$7.92	200%

Note: Payouts are linearly interpolated for performance between threshold and maximum. For performance below threshold, there is no payout earned.

Strategic Sales Growth Goals. Each NEO can earn between 0% and 100% based on actual performance against annual, strategic sales growth goals. Strategic goals are intended to be dynamic and expected to change on an annual basis depending on the relevant business priorities for the performance year. The Compensation Committee then determines specific, measurable targets that are aligned with expected market growth. For 2020, performance on strategic goals was measured against 10-15% sales growth targets for business segments that are critical to the Company’s growth and sustainability objectives.

The Compensation Committee agreed with Management’s assessment that the highest near-term priority for the long-term success of the Company in 2020 was to gain greater scale of key strategic efforts. These engagements are highly complex with long sales and implementation cycles but deliver much higher than corporate average returns on working capital investments. These engagements are also likely to be long-term in nature lasting multiple years. Growth of 10-15% reflected a high level of conversion on these new opportunity pipelines at the beginning of the year and was multiple times higher than any market projection for GDP growth, electronic component sales growth, or IT spending growth, thus were stretch targets to measure performance.

		Performance Range
		(% of Target Payout)			Payout
		Threshold	Target/Maximum	Actual	as a % of
Metric	Weighting	(75%)	(100%)	Result	Target
Strategic Sales Growth Goals	30%	8-11%	10-15%	7-34%	50%

Note: Payouts are linearly interpolated for performance between threshold and target. For performance below threshold, there is no payout earned. No additional award is earned for achieving sales growth greater than 15% ─ maximum payout is capped at 100%. Performance on the individual strategic sales growth metrics varied yielding a 50% overall payout as a percentage of target.

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The table below provides a summary of the awards earned by each NEO:

	Target		Strategic
	Annual Cash	Arrow	Growth Goal		Approved	Total
	Incentive	EPS Payout	Payout	Calculated	Payout (as %	Approved
Name	Award ($)	(70% Weighting)	(30% Weighting)	Achievement %	of Target)	Payout ($)
Michael J. Long	3,180,000	200%	50%	155%	100%	3,180,000
Christopher D. Stansbury	700,000	200%	50%	155%	100%	700,000
Sean J. Kerins	650,000	200%	50%	155%	100%	650,000
Andrew D. King	650,000	200%	50%	155%	100%	650,000
Gretchen K. Zech	500,000	200%	50%	155%	100%	500,000

Long-Term Incentive Awards

Long-term incentive awards are designed to promote a balanced focus on driving performance, retaining talent, and aligning the interests of the Company’s NEOs with those of its shareholders. Under the LTIP, awards are expressed in dollars and normally granted annually. For 2020, the LTIP included a mix of PSUs, RSUs, and stock options.

2020 LTIP Equity Mix
Form	Performance Metric	Rationale	Detail
50% - PSUs	> 60% three-year Relative EPS Growth > 40% three-year average ROIC minus three-year WACC	Rewards for three-year EPS growth relative to Arrow’s Peer Group Companies, as adjusted for Arrow’s three-year average ROIC in excess of WACC
>
The number of PSUs earned (from 0% to 185% of target number of PSUs granted) is based on the Company’s performance over a three-year period
>
Vesting is contingent upon the Company achieving a non-GAAP net income greater than zero in the fiscal year of the initial grant
>
PSUs are paid out in shares of Arrow stock at the end of the three-year vesting term

25% - RSUs	> Stock price performance	Supports retention
>
RSUs generally vest in four equal annual installments beginning on the first anniversary of the grant
>
Vesting is contingent upon the Company achieving a non-GAAP net income greater than zero in the fiscal year of the initial grant
>
RSUs are paid out in shares of Arrow stock when vested

25% - Stock Options	> Stock price performance	Rewards price appreciation and directly link shareholder value creation with executive compensation outcomes
>
Stock options vest in four equal annual installments beginning on the first anniversary of the grant
>
Exercise price is determined by using the closing price on date of grant
>
Options expire ten years from grant date

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CHANGED FOR 2021	In response to shareholder feedback, stock options have been eliminated and the mix of equity awards has been rebalanced effective fiscal 2021, as shown in the charts below

2020 Target LTIP Award Opportunities

The Compensation Committee evaluates the CEO’s performance considering prior grant history, the Compensation Committee’s assessment of his contribution, potential contribution, performance during the prior year, peer compensation benchmarking analysis, and the long-term incentive award practices of the Peer Group to determine his annual long-term incentive award.

The Compensation Committee also makes LTIP award decisions for other executives based on the factors discussed above and input from the CEO. These awards are set forth below. For more detail, including the expense to the Company associated with each grant, see the Grants of Plan-Based Awards Table.

The Compensation Committee generally makes annual equity grants at the first regularly scheduled Board meeting of the calendar year. All stock option grants are made with exercise prices equal to the value of the Company stock on the grant date closing price to ensure participants derive value only as shareholders realize corresponding gains over an extended time period. None of the options granted by the Company, as discussed throughout this Proxy Statement, have been repriced, replaced, or modified in any way since the time of the original grant. The Company’s three-year average burn rate of 0.99% of weighted average basic common shares outstanding reflects its prudent management of equity shares used under its LTIP.

The 2020 LTIP awards were granted as follows:

Name	PSUs	RSUs	Stock Options
Michael J. Long	56,804	18,395	—
Christopher D. Stansbury	10,098	5,050	19,424
Sean J. Kerins	9,467	4,734	18,211
Andrew D. King	9,467	4,734	18,211
Gretchen K. Zech	8,205	4,102	15,785

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A Closer Look at PSUs: 2020 Grants

The 2020 PSU awards are tied to Arrow’s three-year (2020-2022) EPS growth as compared to the EPS growth of Arrow’s Peer Group (see page 52) and Arrow’s three-year average ROIC in excess of its three-year WACC. The Compensation Committee chose these performance metrics and the range of payouts in order to reward participants for successfully balancing profit maximization and the efficient use of capital, both key drivers in creating shareholder value. See below:

The three-year Relative EPS Growth metric is weighted at 60%, and the three-year average ROIC minus three- year WACC metric at 40%. At the end of the performance period, the Compensation Committee reviews the outcome of ROIC compared to WACC within the context of the Company’s overall performance during the period, including an evaluation of any adjustments to the underlying metrics, and may implement a downward adjustment to the payout if the Committee concludes that an adjustment would be appropriate to align pay outcomes with performance.

Provided the Company achieves a non-GAAP net income of greater than zero during the grant year, participants may earn up to 185% of their targeted PSUs, subject to the individual’s continued employment through the applicable vesting date and any rights provided under the Severance Policy (as defined below) and Participation Agreements (as defined below).

Performance Payout for 2018 PSU Grants

The tables below apply to 2018 PSU grants.

Three-year Relative EPS Growth (60%). Results are measured by the change in Arrow’s EPS during the performance cycle as compared to the companies in the Peer Group and are paid out based on the schedule below:

	Performance Range			Actual	Weighted
	Threshold	Target	Maximum	Result	Result
Performance Achievement	Next-to-Last	Median	First	Fourth
Payout Percentage	25%	100%	175%	85%	51%

Note: Payouts are linearly interpolated for performance between threshold and maximum. For performance below threshold, there is no payout earned.

Three-year average ROIC in excess of three-year WACC (40%). Results are measured at the end of the three-year performance cycle against Arrow’s internal target, which was set to exceed Arrow’s three-year WACC by 1.5% (as shown in the table below) and is based upon an enduring value creation standard.

	Performance Range			Actual	Weighted
	Threshold	Target	Maximum	Result	Result
Performance Achievement	≥0%	1.5%	≥3%	2.32%
Payout Percentage	50%	100%	200%	155%	62%

Note: Payouts are linearly interpolated for performance between threshold and maximum. For performance below threshold, there is no payout earned.

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For the PSUs granted in 2018, the performance period was completed at the end of calendar year 2020, with the payout level approved by the Compensation Committee in February 2021. During 2020, two of the companies in the 2020 Peer Group ─ Anixter International, Inc. and Tech Data Corporation ─ were acquired. As a result of the acquisitions, sufficient financial data was no longer available, and these companies were subsequently removed from the Peer Group at the end of the performance period. Based on this Peer Group, the Company determined that its EPS growth ranked fourth among the reporting companies (weighted result of 51%). The Company’s average ROIC exceeded its WACC by 2.32% during the same period (weighted result of 62%). As a result, in February 2021, the 2018-2020 PSUs vested at 113% of target.

Restricted Stock Units

Grants of RSUs represent 25% of the LTIP value for the NEOs and vest in 25% increments on each of the first four anniversaries of the date of grant contingent upon the Company achieving a non-GAAP net income greater than zero during the grant year and subject to the individual’s continued employment through the applicable vesting date. RSUs are intended to provide the NEOs with the economic equivalent of a direct ownership interest in the Company during the vesting period and provide the Company with significant retention security regardless of post-grant share price volatility.

Stock Options

CHANGED FOR 2021	In response to shareholder feedback, stock options have been eliminated from the LTIP equity mix effective fiscal 2021

In 2020, stock option grants represented 25% of the LTIP value and will vest in 25% increments on each of the first four anniversaries of the date of grant, subject to the individual’s continued employment through the applicable vesting date. The Company granted stock options to provide the NEOs with a strong incentive to drive long-term stock appreciation for the benefit of the Company’s shareholders. Each stock option grant allows the holder to acquire shares of the Company at a fixed exercise price (Arrow’s closing share price on grant date) over a ten-year term, providing value only to the extent that the Company’s share price appreciates during that period.

THE COMPANY’S DECISION-MAKING PROCESS

The Role of the Compensation Committee

The Compensation Committee is comprised of independent, non-employee directors of the Board. The Compensation Committee works very closely with its independent consultant and management to examine the effectiveness of the Company’s executive compensation program throughout the year. Details of the Compensation Committee’s authority and responsibilities are specified in its charter, a copy of which is available under “Governance Documents” at the “Leadership & Governance” sub-link of the Investors drop-down menu on investor.arrow.com.

The Compensation Committee is responsible for developing and reviewing Arrow’s executive compensation philosophy. It implements that philosophy through compensation programs and plans designed to further Arrow’s strategy, drive long-term, profitable growth, and increase shareholder value. The Compensation Committee reviews and approves the corporate goals and objectives relevant to executive compensation and, subject to review and ratification by the other non-employee directors of the Board, reviews and approves the compensation and benefits for the CEO and the Company’s other NEOs. In making its decisions, the Compensation Committee reviews the performance of each of the NEOs and the Company as a whole. It considers the compensation of other Company executives, levels of responsibility, prior experience, breadth of knowledge, and job performance in reviewing target total compensation levels.

The Compensation Committee considers performance reviews prepared by the CEO for his direct reports and conducts its own performance review of the CEO. The Compensation Committee reviews the Company’s

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performance on the metrics relevant to the execution of its strategy and evaluates the CEO’s performance in light of that execution. For NEOs other than the CEO, the Compensation Committee’s review includes input provided by the CEO. The CEO’s compensation is evaluated in executive session without the CEO present. All decisions regarding NEO compensation are ultimately made by the Compensation Committee (subject to ratification by the Board in the case of the CEO’s compensation).

The Role of Management

Compensation Committee meetings are regularly attended by the Company’s CEO, the Chief Human Resources Officer, the Chief Financial Officer, and the Chief Legal Officer. Each of the management attendees provides the Compensation Committee with his or her specific expertise and the business and financial context necessary to understand and properly target financial and performance metrics. None of the members of management are present during the Compensation Committee’s deliberations regarding their own compensation, but the Company’s independent compensation consultant, Pearl Meyer, may participate in those discussions. For NEOs other than the CEO, the Compensation Committee considers, among other things, the input provided by the CEO.

The Role of the Independent Compensation Consultant

The Compensation Committee has selected and engaged Pearl Meyer as its independent compensation consultant to provide the Compensation Committee with expertise on various compensation matters, including competitive practices, market trends, and specific program design. Additionally, Pearl Meyer provides the Compensation Committee with competitive data regarding market compensation levels at the 25th, 50th, and 75th percentiles for total compensation and for each major element of compensation.

Pearl Meyer reports to the Compensation Committee and, other than advising the Corporate Governance Committee on non-employee director compensation, does not provide any other services to the Company or its management. The Compensation Committee annually assesses the independence and any potential conflicts of interest of compensation advisors in accordance with applicable law and New York Stock Exchange listing standards. Pearl Meyer’s services have not raised any conflicts of interests between the Compensation Committee, the Corporate Governance Committee, the Company, or Company management.

The Role of Peer Companies

CHANGED FOR 2021	Based on shareholder feedback, conducted an in-depth peer group analysis to determine an expanded group of peer companies, which was approved in December 2020

The Compensation Committee believes targeting TDC around the market median is appropriate, but target TDC levels can range from below to above market based on factors such as experience and performance of the individual and the Company or applicable business unit over time. For the purpose of Arrow’s annual competitive benchmarking study, Pearl Meyer reviews compensation data of the Peer Group, as well as general industry survey data published by third parties. General industry survey data serves as a broader reference point for specific business units where the breadth and relevance of Peer Group data is not as comprehensive as desired, and in cases where the NEO’s position and responsibilities are broader than the typical benchmarks.

The Compensation Committee evaluates the appropriateness of each NEO’s compensation based on factors such as Company and business unit performance, job scope, individual performance, and time in position. To the extent the Compensation Committee deems that the compensation level associated with an NEO’s position versus the market is not aligned with the relevant factors, the Compensation Committee may choose to modify one or more of the NEO’s compensation components.

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The Compensation Committee, with input from its independent compensation consultant, annually reviews and approves the compensation Peer Group to ensure it continues to meet the Company’s objectives. During 2020, based on shareholder feedback, the Compensation Committee, with the support of Pearl Meyer, conducted an in-depth peer group analysis to determine a new, expanded group of peer companies, which was approved in December 2020. The expanded Peer Group better reflects our labor market for key executive talent and uses a balanced combination of direct and broader industry peers, creating stronger alignment.

Set an initial list of companies	Screened initial list with established criteria	Performed a robust analytical review that considered:

> Other Technology Distributors > GICS code to determine industry relevance > Use of capital > Geographic footprint	> Industry Similarity > Peer Similarity > Size Similarity > Business Model Alignment	> Market cap > Revenue > Market cap to revenue ratio > Return on invested capital > Gross margin > Dividend yield > Total shareholder return

2021 PEER GROUP
> Avnet, Inc.	> Flex, Ltd.	> Jabil Inc.
> CDW Corp.	> HP Enterprise Co.	> SYNNEX Corp.
> Celestica Inc.	> HP Inc.	> WESCO International Inc.

Blue peer indicates new addition

*Peer Group used to set pay in late 2019 for 2020 included Anixter International, Inc. and Tech Data Corporation which were both acquired in 2020.

2020 Peer Group Data (Millions)
Percentile	Revenue (1)	Market Cap
25th	12,326	3,472
Median	17,861	3,928
75th	23,343	6,386
Arrow	28,673	7,530
Percentile Rank	99%	83%
(1) Trailing Twelve Months; Source S&P Capital IQ

The Compensation Committee also reviews other benchmarking data when deemed necessary and appropriate. This data can cover a variety of areas such as equity vesting practices, the prevalence of performance metrics among peer companies, types of equity vehicles used by peer companies, severance practices, equity burn rates, and any other market data the Compensation Committee believes it needs to consider when evaluating the Company’s executive compensation program.

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OTHER PRACTICES, POLICIES, AND GUIDELINES

Stock Ownership Requirements

The Compensation Committee recognizes the importance of equity ownership by delivering a significant portion of the NEOs’ total compensation in the form of equity. To further align the interests of the Company’s executives with those of shareholders, the Company requires its NEOs to hold specified amounts of Arrow equity as summarized below:

Position	Ownership Requirement
CEO	5x base salary
Other NEOs	3x base salary

If the ownership requirement has not been met by the fifth anniversary of the date the NEO became subject to the ownership requirement multiple, then 100% of net shares acquired annually are to be retained until requirements are met. All NEOs currently meet the stock ownership requirements.

The following chart illustrates the investment levels in Company equity held by our CEO and all other NEOs as a group, valued at $74.21 per share (trailing 12-month average as of December 31,2020).

Clawback Policy

NEW

In response to shareholder feedback, implemented a clawback policy for incentive pay that provides for the recoupment of certain executive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws or in the event an executive has been involved in any misconduct

The Board believes that it is in the best interests of the Company and its shareholders to create and maintain a culture that emphasizes integrity and accountability and that reinforces the Company’s pay-for-performance compensation philosophy. Effective December 8, 2020, the Board adopted a formal clawback policy which provides for the recoupment of certain executive compensation, including both annual cash incentives and long-term incentive awards, in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws.

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In the event the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, the Board may require reimbursement or forfeiture of any excess incentive compensation received by an executive during the three completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement.

In the event an executive has been involved in any misconduct (or knew or should have known about the misconduct and failed to report it to the Company), the Board may require reimbursement or forfeiture of any and all incentive compensation if the underlying conduct occurred during any of the three fiscal years preceding the grant, payment, vesting, or settlement of the incentive compensation.

Anti-Hedging and Anti-Pledging Policy

NEW	Strengthened our anti-hedging and anti-pledging policy to eliminate the ability of the Company’s Chief Legal Officer to pre-approve exceptions to the policy

The Company’s anti-hedging and anti-pledging policy provides that directors, executive officers, and certain other employees may not directly or indirectly engage in transactions that would have the effect of reducing the economic risk of holding the Company’s securities. The Company’s policy prohibits covered individuals from engaging in short-term trading, buying, or selling put or call options, short sales, or entering into hedging transactions, on the open market with respect to their ownership of Company securities. The policy also prohibits the pledging of company securities or the holding of Company securities in margin accounts since securities held in a margin account may be sold by the broker without the customer’s consent if the customer fails to meet a margin call and any such margin sale may occur at a time when the pledgor is aware of material nonpublic information or otherwise is not permitted to trade in Company securities. The policy is reviewed annually and, if needed, updated by the Compensation Committee. A copy of the policy is available under “Governance Documents” at the “Leadership & Governance” sub-link of the Investor Relations drop-down menu on investor.arrow.com.

Severance Policy and Change in Control Agreements

The Company has a policy for severance (“Severance Policy”) and a change in control agreement (“Change in Control Retention Agreement”) for its executives. The Severance Policy and Change in Control Retention Agreements are described in detail in the section entitled “Agreements and Potential Payments upon Termination or Change in Control.”

Retirement Programs and Other Benefits

In keeping with its total compensation philosophy and in light of the need to provide a total compensation and benefit package that is competitive within the industry, the Compensation Committee believes that the retirement and other benefit programs discussed below are critical elements of the compensation package made available to the Company’s NEOs.

Qualified Plans

The NEOs participate in the 401(k) Plan, which is available to all of Arrow’s U.S. employees. Company contributions to the 401(k) Plan on behalf of the NEOs are included under the heading “All Other Compensation” in the Summary Compensation Table and specified under the heading “401(k) Plan Company Contribution” on the All Other Compensation — Detail Table.

Supplemental Executive Retirement Plan (“SERP”)

The Company maintains the SERP, a non-qualified, unfunded retirement plan in which, as of December 31, 2020, all then-current NEOs participated, the details of which are discussed in the heading “Supplemental

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Executive Retirement Plan” section. The Company has placed approximately $109 million in various investments to cover the ongoing costs of SERP payouts for both current and former executives.

Management Insurance Program

All NEOs participate in Arrow’s Management Insurance Program. In the event of the death of an executive, the Company provides a death benefit (after tax) to the executive’s named beneficiary equal to four times the executive’s annual target cash compensation. The benefit generally ends upon separation from service but is extended until the first day of the seventh month following separation from service in the event the participating executive’s actual commencement of benefit payments under the SERP are delayed pursuant to Section 409A of the Internal Revenue Code.

Tax and Accounting Considerations

A variety of tax and accounting considerations influence the Compensation Committee’s development and implementation of the Company’s compensation and benefit plans. Among them is Section 162(m) of the Internal Revenue Code, which historically limited to $1 million the amount of non-performance-based compensation that Arrow may have deducted on its U.S. income tax returns for its CEO and NEOs other than the CFO.

As part of the Tax Cuts and Jobs Act (“TCJA”) signed into law on December 22, 2017, this exemption from Section 162(m) limitation for performance-based compensation was repealed, effective for taxable years beginning after December 31, 2017, such that any compensation paid to the Company’s CEO, CFO and three other highest-paid NEOs (“covered employees”) in excess of $1 million will now be nondeductible, subject to transition rules. Additionally, under the TCJA’s revised Section 162(m) rules, once the individual becomes a covered employee for any taxable year, that individual will remain a covered employee for all future years, thereby increasing the number of employees subject to the executive compensation limitation rules under Section 162(m) of the Internal Revenue Code.

Even though the TCJA eliminated the exception for performance-based compensation, the Compensation Committee’s policy, in general, is still to maximize the tax deductibility of compensation paid to executive officers under the Internal Revenue Code. The Compensation Committee recognizes, however, that in order to effectively support corporate goals, not all amounts may qualify for deductibility. Therefore, the Compensation Committee will continue to consider all applicable facts and circumstances in exercising its business judgment with respect to appropriate compensation plan design.

As discussed below in the section entitled “Agreements and Potential Payments upon Termination or Change in Control,” the Company’s relevant agreements and policies contain provisions as appropriate in order to avoid penalties to executives under Section 409A of the Internal Revenue Code. The Company provides no tax gross- ups in connection with Sections 280G and 4999 of the Internal Revenue Code in the event of a change in control of the Company.

57

2021 ANNUAL
PROXY STATEMENT

COMPENSATION OF THE
NAMED EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

The following table provides certain summary information concerning the compensation of the NEOs.

							Change in
							Pension
					Stock	Non-Equity	Value &
				Stock	Option	Incentive	NQDC	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	Year	($)	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)
Michael J. Long	2020	1,320,000	—	6,000,044	—	3,180,000	979,530	33,518	11,513,092
Chairman, President, and Chief Executive Officer	2019	1,320,000	—	4,499,977	1,500,038	2,464,500	1,872,494	14,833	11,671,842
	2018	1,200,000	—	10,500,008	1,499,971	2,120,940	—	19,013	15,339,932
Christopher D. Stansbury	2020	700,000	—	1,200,025	399,979	700,000	925,551	17,268	3,942,823
Senior Vice President, Chief Financial Officer	2019	700,000	—	1,200,026	399,977	542,500	734,378	11,259	3,588,140
	2018	600,000	—	2,387,473	312,492	706,980	360,480	489,087	4,856,512
Sean J. Kerins	2020	650,000	—	1,125,003	375,001	650,000	1,048,363	11,459	3,859,826
President, Global Enterprise Computing Solutions	2019	650,000	—	1,124,974	375,032	503,750	910,267	11,343	3,575,366
	2018	550,000	—	974,959	325,027	589,150	341,430	17,356	2,797,922
Andrew D. King	2020	650,000	—	1,125,003	375,001	650,000	915,672	11,459	3,727,135
President, Global Components	2019	650,000	—	1,124,974	375,032	253,750	750,618	12,483	3,166,857
	2018	525,000	—	937,508	312,492	559,693	372,641	15,398	2,722,732
Gretchen K. Zech	2020	500,000	—	974,961	325,045	500,000	918,209	14,984	3,233,199
Senior Vice President, Chief Human Resources Officer

(1)	Amounts shown under the heading “Stock Awards” reflect the grant date fair values of such awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For stock awards that are subject to performance conditions, such awards are computed based upon the probable outcome of the performance conditions as of the grant date. Assuming the maximum performance is achieved for stock awards that are subject to performance conditions, amounts shown under this heading for Messrs. Long, Stansbury, Kerins, King, and Ms. Zech would be $9,825,055, $1,879,994, $1,762,483, $1,762,483, and $1,527,461, respectively, for 2020; for Messrs. Long, Stansbury, Kerins, and King would be $7,049,964, $1,879,995, $1,762,505, and $1,762,505, respectively, for 2019; for Messrs. Long, Stansbury, Kerins, and King, would be $13,050,029, $2,918,751, $1,527,482, and $1,486,786, respectively, for 2018. During 2018, Messrs. Long and Stansbury received one-time special grants. Mr. Long’s RSU award valued at $6,000,000 (73,215 RSUs) will vest equally over five years and forfeits if the executive retires or resigns prior to each vesting date. Mr. Stansbury’s RSU award valued at $1,450,000 (17,767 RSUs) will vest equally over four years and forfeits if the executive retires or resigns prior to each vesting date. Additional information on methodologies made when calculating the grant date fair value of our stock awards is found in Note 12 to the Company’s Consolidated Financial Statements in its Annual Report on Form 10-K for the year ended December 31, 2020.
(2)	Amounts shown under the heading “Stock Option Awards” reflect the grant date fair values for stock option awards calculated using the Black-Scholes option pricing model based on assumptions set forth in Note 12 to the Company’s Consolidated Financial Statements in its Annual Report on Form 10-K for the year ended December 31, 2020.
(3)	The amounts shown under “Non-Equity Incentive Compensation” are the actual amounts paid for both the financial and strategic goals related to the NEO’s MICP awards.
(4)	The amounts shown under the heading “Change in Pension Value & NQDC Earnings” reflect the year-to-year change in the present value of each NEO’s accumulated pension plan benefit as discussed under the heading “Supplemental Executive Retirement Plan.”
(5)	See the All Other Compensation — Detail Table below.

58

2021 ANNUAL
PROXY STATEMENT

ALL OTHER COMPENSATION — DETAIL

This table sets forth the individual elements comprising each NEO’s 2020 “All Other Compensation” from the Summary Compensation Table above.

	Other	401(k) Plan Company	Total
Name	($)	Contribution ($)	($)
Michael J. Long (1)	22,118	11,400	33,518
Christopher D. Stansbury	5,868	11,400	17,268
Sean J. Kerins	59	11,400	11,459
Andrew D. King	59	11,400	11,459
Gretchen K. Zech	3,584	11,400	14,984

(1)	For Mr. Long, “Other” includes personal travel on aircraft and imputed income.

Certain NEOs have been accompanied by family members during business travel on aircraft (of which the Company owns fractional shares) at no incremental cost to the Company.

59

2021 ANNUAL
PROXY STATEMENT

GRANTS OF PLAN-BASED AWARDS

The following table provides information regarding the annual cash incentives, PSUs, RSUs, and stock options awarded in 2020.

Grants of Plan-Based Awards
								All Other	All Other		Grant
								Stock	Option		Date
								Awards:	Awards:	Exercise	Fair Value
		Estimated Possible Payouts Under			Estimated Future Payouts			Number	Number of	or Base	of Stock
		Non-Equity Incentive Plan			Under Equity Incentive Plan			of Shares	Securities	Price of	and
		Awards (1)			Awards (2)			of Stock	Underlying	Option	Option
		Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)(3)	(#)(4)	($/Sh)	($)(5)
Michael J. Long	2020	1,272,000	3,180,000	5,406,000	—	—	—	—	—	—	—
	2/19/2020	—	—	—	8,521	56,804	105,087	—	—	79.22	4,500,013
	2/19/2020	—	—	—	—	—	—	18,935	—	79.22	1,500,031
Christopher D. Stansbury	2020	280,000	700,000	1,190,000	—	—	—	—	—	—	—
	2/19/2020	—	—	—	1,515	10,098	18,681	—	—	79.22	799,964
	2/19/2020	—	—	—	—	—	—	5,050	—	79.22	400,061
	2/19/2020	—	—	—	—	—	—	—	19,424	79.22	399,979
Sean J. Kerins	2020	260,000	650,000	1,105,000	—	—	—	—	—	—	—
	2/19/2020	—	—	—	1,420	9,467	17,514	—	—	79.22	749,976
	2/19/2020	—	—	—	—	—	—	4,734	—	79.22	375,027
	2/19/2020	—	—	—	—	—	—	—	18,211	79.22	375,001
Andrew D. King	2020	260,000	650,000	1,105,000	—	—	—	—	—	—	—
	2/19/2020	—	—	—	1,420	9,467	17,514	—	—	79.22	749,976
	2/19/2020	—	—	—	—	—	—	4,734	—	79.22	375,027
	2/19/2020	—	—	—	—	—	—	—	18,211	79.22	375,001
Gretchen K. Zech	2020	200,000	500,000	850,000	—	—	—	—	—	—	—
	2/19/2020	—	—	—	1,231	8,205	15,179	—	—	79.22	650,000
	2/19/2020	—	—	—	—	—	—	4,102	—	79.22	324,960
	2/19/2020	—	—	—	—	—	—	—	15,785	79.22	325,045
(1)	These columns indicate the potential payout for both the financial and strategic goals related to the NEO’s MICP awards. The “Threshold” for incentive payment is 75% achievement of target for both the financial goal and the strategic goals. The payout at “Threshold” is 25% of target incentive for the financial goal and 75% for the strategic goals, resulting in an overall payout of 40% at “Threshold.” The “Maximum” for incentive payment is 125% achievement of target for the financial goal and 100% achievement of target for the strategic goals. The payout at “Maximum” is 200% of target incentive for the financial goal and 100% for the strategic goals, resulting in an overall payout of 170% at “Maximum.” For 2020, the maximum amount was capped at 100%. The actual amounts paid to each of the NEOs under this plan for each year are included under the heading “Non-Equity Incentive Compensation” on the Summary Compensation Table.
(2)	These columns indicate the potential number of units which will be earned based upon each of the NEO’s PSU awards granted in 2020. Assuming a payout of greater than zero units, the threshold unit payout begins at 15% of the target number of units up to a maximum payout of 185% of the target number of units. The grant amount is equal to the target amount at achievement of 100%.
(3)	This column reflects the number of RSUs granted in 2020.
(4)	This column and the one that follows reflect, respectively, the number of stock options granted in 2020 and their exercise price.
(5)	Grant date fair values for RSUs and PSUs reflect the number of shares awarded (at target for the PSUs) multiplied by the grant date closing market price of Arrow common stock. Grant date fair values for stock option awards are calculated using the Black-Scholes option pricing model based on assumptions set forth in Note 12 to the Company’s Consolidated Financial Statements in its Annual Report on Form 10-K for the year ended December 31, 2020.

60

2021 ANNUAL
PROXY STATEMENT

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The Outstanding Equity Table shows: (i) the number of outstanding stock option awards that are vested and unvested as of December 31, 2020; (ii) the exercise price and expiration date of these options; (iii) the aggregate number and value as of December 31, 2020 of all unvested restricted stock or units; and (iv) the aggregate number and value as of December 31, 2020 of all performance shares or units granted under a performance plan whose performance period has not yet been completed.

The values ascribed to the awards in the table below may or may not be realized by their recipients, depending on share prices at the time of vesting or exercise and the achievement of the metrics upon which the performance awards depend. Each amount in this table is based on the closing market price of the Company’s common stock on December 31, 2020, which was $97.30. For each NEO, the fair value of stock awards and stock option awards at the date of grant, based upon the probable outcome of performance conditions, if applicable, is included in the Summary Compensation Table above. For additional information regarding the impact of a change in control of the Company on equity awards, see the section below entitled “Performance Stock Unit, Restricted Stock Unit, and Non-Qualified Stock Option Award Agreements.”

Outstanding Equity Awards at Fiscal Year-End
	Option Awards					Stock Awards
								Equity		Equity Incentive
								Incentive		Plan Awards:
							Market	Plan Awards;		Market or
							Value of	Number of		Payout Value
	Number of	Number of				Number of	Shares or	Unearned		of Unearned
	Securities	Securities				Shares or	Units of	Shares, Units		Shares, Units
	Underlying	Underlying				Units of	Stock Held	or Other		or Other
	Unexercised	Unexercised	Option	Option	Stock	Stock Held	That Have	Rights That		Rights That
	Options –	Options –	Exercise	Expiration	Award	That Have	Not Yet	Have Not	Vesting	Have Not Yet
	Exercisable	Unexercisable	Price	Date	Grant	Not Vested	Vested	Yet Vested	Dates	Vested
Name	(#)	(#)	($)(1)	(1)	Date	(#)(2)	($)(2)	(#)(3)	(4)	($)(3)
Michael J. Long	68,734	—	62.13	02/16/2025	—	—	—	—	—	—
	56,236	18,745	73.86	02/19/2027	02/21/2017	5,077	493,992	—	02/21/2021	—
	32,430	32,428	81.95	02/18/2028	02/20/2018	9,152	890,490	—	(a)	—
	16,537	49,611	81.05	02/16/2029	02/19/2019	13,880	1,350,524	—	(b)	—
	—	—	—	—	02/19/2020	18,935	1,842,376		(c)
	—	—	—	—	02/20/2018	43,929	4,274,292	—	(d)	—
	—	—	—	—	02/20/2018	—	—	36,608	02/20/2021	3,561,958
	—	—	—	—	02/19/2019	—	—	37,014	02/19/2022	3,601,462
	—	—	—	—	02/19/2020	—	—	56,804	02/19/2023	5,527,029
Christopher D. Stansbury	75	—	60.97	09/14/2024	—	—	—	—	—	—
	1,302	—	56.43	02/22/2026	—	—	—	—	—	—
	9,374	3,124	73.86	02/19/2027	02/21/2017	846	82,316	—	02/21/2021	—
	6,756	6,756	81.95	02/18/2028	02/20/2018	1,906	185,454	—	(a)	—
	4,410	13,228	81.05	02/16/2029	02/19/2019	3,702	360,205	—	(b)	—
	—	19,424	79.22	02/19/2030	02/19/2020	5,050	491,365		(c)
	—	—	—	—	03/12/2018	8,883	864,316	—	(a)	—
	—	—	—	—	02/20/2018	—	—	7,627	02/20/2021	742,107
	—	—	—	—	02/19/2019	—	—	9,870	02/19/2022	960,351
	—	—	—	—	02/19/2020	—	—	10,098	02/19/2023	982,535
Sean J. Kerins	8,687	—	41.56	02/17/2023	—	—	—	—	—	—
	7,043	—	56.71	02/17/2024	—	—	—	—	—	—
	11,783	—	62.13	02/16/2025	—	—	—	—	—	—
	14,880	—	56.43	02/22/2026	—	—	—	—	—	—
	10,778	3,592	73.86	02/19/2027	02/21/2017	973	94,673	—	02/21/2021	—
	7,028	7,026	81.95	02/18/2028	02/20/2018	1,982	192,849	—	(a)	—
	4,135	12,403	81.05	02/16/2029	02/19/2019	3,469	337,534	—	(b)	—
	—	18,211	79.22	02/19/2030	02/19/2020	4,734	460,618	—	(c)	—
	—	—	—	—	02/20/2018	—	—	7,932	02/20/2021	771,784
	—	—	—	—	02/19/2019	—	—	9,254	02/19/2022	900,414
	—	—	—	—	02/19/2020	—	—	9,467	02/19/2023	921,139
Andrew D. King	14,880	—	56.43	02/22/2026	02/23/2016	—	—	—	—	—
	10,310	3,436	73.86	02/19/2027	02/21/2017	930	90,489	—	02/20/2021	—
	6,756	6,756	81.95	02/18/2028	02/20/2018	1,906	185,454	—	(a)	—
	4,135	12,403	81.05	02/16/2029	02/19/2019	3,469	337,534	—	(b)	—
	—	18,211	79.22	02/19/2030	02/19/2020	4,734	460,618	—	(c)	—
	—	—	—	—	02/20/2018	—	—	7,627	02/20/2021	742,107
	—	—	—	—	02/19/2019	—	—	9,254	02/19/2022	900,414
	—	—	—	—	02/19/2020	—	—	9,467	02/19/2023	921,139

61

2021 ANNUAL
PROXY STATEMENT

Outstanding Equity Awards at Fiscal Year-End
	Option Awards					Stock Awards
								Equity		Equity Incentive
								Incentive		Plan Awards:
							Market	Plan Awards;		Market or
							Value of	Number of		Payout Value
	Number of	Number of				Number of	Shares or	Unearned		of Unearned
	Securities	Securities				Shares or	Units of	Shares, Units		Shares, Units
	Underlying	Underlying				Units of	Stock Held	or Other		or Other
	Unexercised	Unexercised	Option	Option	Stock	Stock Held	That Have	Rights That		Rights That
	Options –	Options –	Exercise	Expiration	Award	That Have	Not Yet	Have Not	Vesting	Have Not Yet
	Exercisable	Unexercisable	Price	Date	Grant	Not Vested	Vested	Yet Vested	Dates	Vested
Name	(#)	(#)	($)(1)	(1)	Date	(#)(2)	($)(2)	(#)(3)	(4)	($)(3)
Gretchen K. Zech	7,897	—	41.56	02/17/2023	—	—	—	—	—	—
	7,349	—	56.71	02/17/2024	—	—	—	—	—	—
	8,510	—	62.13	02/16/2025	—	—	—	—	—	—
	10,267	—	56.43	02/22/2026	—	—	—	—	—	—
	8,811	2,936	73.86	02/19/2027	02/21/2017	795	77,354	—	02/21/2021	—
	5,406	5,404	81.95	02/18/2028	02/20/2018	1,525	148,383	—	(a)	—
	3,583	10,748	81.05	02/16/2029	02/19/2019	3,007	292,581	—	(b)	—
	—	15,785	79.22	02/19/2030	02/19/2020	4,102	399,125	—	(c)	—
	—	—	—	—	02/20/2018	—	—	6,101	02/20/2021	593,627
	—	—	—	—	02/19/2019	—	—	8,020	02/19/2022	780,346
	—	—	—	—	02/19/2020	—	—	8,205	02/19/2023	798,347
(1)	These columns reflect the exercise price and expiration date, respectively, for all of the stock options under each award. Each option expires ten years after its grant date. All of the awards were issued under the Company's LTIP. All of the awards vest in four equal amounts on the first, second, third, and fourth anniversaries of the grant date and have an exercise price equal to the closing market price of the Company's common stock on the grant date.
(2)	These columns reflect the number of unvested restricted shares or stock units held by each NEO under each award of restricted shares or stock units and the dollar value of those units is calculated using the closing market price of the Company’s common stock on December 31, 2020.
(3)	These columns show the number of shares or units of Arrow common stock each NEO would receive under each grant of performance shares or units, assuming that the performance criteria achievement is 100%, and the dollar value of those shares or units is calculated using the closing market price of the Company’s common stock on December 31, 2020.
(4)	With regard to the stock awards, the following describes the vesting dates: (i) those awards designated by “(a)” vest in two equal installments on the third and fourth anniversaries of the grant date; (ii) those awards designated by “(b)” vest in three equal installments on the second, third, and fourth anniversaries of the grant date; (iii) those awards designated by “(c)” vest in four equal installments on the first, second, third, and fourth anniversaries of the grant date; (iv) those awards designated by “(d)” vest in three equal installments on the third, fourth, and fifth anniversaries of the grant date.

62

2021 ANNUAL
PROXY STATEMENT

STOCK VESTED AND OPTIONS EXERCISED IN 2020

The following table provides information concerning the value realized by each NEO upon the vesting of restricted and performance units and the exercise of stock options during 2020.

The value realized on the vesting of restricted and performance units is based on the number of shares vesting and the closing market price of the Company’s common stock on the vesting date. The value realized on the exercise of stock options shown below is based on the difference between the exercise price per share paid by the executive and the closing market price of the Company’s common stock on the exercise date.

Stock Vested and Options Exercised
		Stock Awards		Option Awards
		Number of		Number of
		Shares Acquired	Value Realized	Shares Acquired	Value Realized
		on Vesting	on Vesting	on Exercise	on Exercise
Name	Award Type	(#)	($)	(#)	($)
Michael J. Long	2017 PSUs — 3 Yr	42,242	3,379,360	—	—
	RSUs	35,014	2,775,063	—	—
	Stock Options	—	—	81,840	2,394,925
Christopher D. Stansbury	2017 PSUs — 3 Yr	7,041	563,280	—	—
	RSUs	16,096	1,034,093	—	—
	Stock Options	—	—	—	—
Sean J. Kerins	2017 PSUs — 3 Yr	8,096	647,680	—	—
	RSUs	4,228	333,157	—	—
	Stock Options	—	—	13,801	390,125
Andrew D. King	2017 PSUs — 3 Yr	7,745	619,600	—	—
	RSUs	13,008	1,017,833	—	—
	Stock Options	—	—	—	—
Gretchen K. Zech	2017 PSUs — 3 Yr	6,618	529,440	—	—
	RSUs	12,185	953,075	—	—
	Stock Options	—	—	—	—

63

2021 ANNUAL
PROXY STATEMENT

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Arrow maintains a non-qualified Supplemental Executive Retirement Plan under which the Company will pay pension benefits to certain employees upon retirement or as result of certain other termination events. As of December 31, 2020, there were ten current executives participating in the SERP. The Board determines the eligibility of the NEOs who participate. Each of the NEOs participates in the SERP.

The typical gross SERP benefit is calculated by multiplying 2.5% of final average compensation (salary plus targeted incentive compensation) by the participant’s years of credited service (SERP participation) up to a maximum of 18 years. Final average compensation is ordinarily the highest average of any three years during the participant’s final five years of service. Both final average compensation and service are frozen as of normal retirement date (age 60). The gross benefit is reduced by the value of hypothetical defined contribution plan contributions and 50% of Social Security.

The benefit described above is payable at age 60 for participants who remain in service until that time. In addition, participants are eligible for early retirement at age 55 or when combined years of age and service equals at least 72, if later. Benefits are reduced by 7% per year that retirement precedes age 60. Except as provided below, no benefits are payable for termination prior to retirement eligibility. The normal form of benefits provided is a single life annuity with 60 monthly payments guaranteed. Other annuity payment forms are also available.

The years of credited service for each of the NEOs and the present value of their respective accumulated benefits as of December 31, 2020 are set out on the following table. None of the NEOs received any payments under the SERP in or with respect to 2020. As of December 31, 2020, Mr. Long was the only NEO eligible for retirement. The present value calculation assumes each recipient remains employed until normal retirement age (generally at age 60) or December 31, 2020 for those beyond normal retirement age. The remainder of the assumptions underlying the calculation of the present value of the benefits are discussed in Note 14 to the Company’s Consolidated Financial Statements in its Annual Report on Form 10-K for the year ended December 31, 2020.

Pension Benefits
	Number of Years of	Present Value of	Payments During
	Credited Service	Accumulated Benefit	Last Fiscal Year
Name	(#)	($)	($)
Michael J. Long	18.00	21,623,080	—
Christopher D. Stansbury	4.58	2,296,056	—
Sean J. Kerins	6.58	3,246,367	—
Andrew D. King	5.00	2,414,202	—
Gretchen K. Zech	9.08	3,223,491	—

The SERP provides that if a participant’s employment is terminated involuntarily without “cause” or voluntarily for “good reason,” in either case within two years after a “change in control” of the Company, the participant will receive an annual benefit under the SERP upon reaching age 60. The amount of the payment is based on the amount accrued up to the time of the termination. No payments will be made if the participant is not yet age 50 at the time of the “change in control” related termination.

Should a participant become disabled before retiring, his or her accrued SERP benefits will generally commence at age 60, subject to reduction for Company-paid disability benefits received for the same payment period and for termination prior to age 60.

64

2021 ANNUAL
PROXY STATEMENT

Benefits under the SERP may terminate, with no further obligation to the recipient, if the participant becomes involved in any way with an entity which competes with Arrow (except for limited ownership of stock in a publicly traded company).

The present values of the SERP benefits accrued through year-end by the NEOs in the event of termination, death, disability, or a change in control of the Company are set forth on the Potential Payouts Upon Termination Table.

DEFERRED COMPENSATION PLANS

The Executive Deferred Compensation Plan (“EDCP”) was frozen as of December 31, 2019.

65

2021 ANNUAL
PROXY STATEMENT

AGREEMENTS AND POTENTIAL PAYOUTS
UPON TERMINATION OR CHANGE IN CONTROL

The Company does not enter into employment agreements with senior management. The Company does, however, have a common Severance Policy and an “Executive Change in Control Retention Agreement” for its executives.

SEVERANCE POLICY

Under the current Severance Policy, upon an involuntary termination of employment of any of the NEOs without “cause,” the Company will pay such NEO a pro rata portion of his or her MICP with respect to the year of termination plus his or her base salary and MICP awards (prorated as applicable) for a period of 18 months (24 months for the CEO) (in each case, “Severance Period”). Salary continuation payments would be made in accordance with the Company’s customary payroll practices. MICP amounts, if any, would be paid on the date they are normally paid to the Company’s then-current executives. Each NEO also would receive continuation of health care benefit coverage at the same level of coverage through the Severance Period or equivalent benefits, as determined in the sole reasonable discretion of the Compensation Committee. The Company will also reimburse the NEO for the cost of outplacement services up to a maximum of $50,000 ($75,000 for the CEO). The Severance Policy imposes an affirmative duty on each NEO to seek substitute employment that is reasonably comparable to such NEO’s employment with the Company in order to mitigate the severance payments and benefits provided under the Severance Policy. The Company can offset certain of those sums earned elsewhere. The Severance Policy is subject to change at the discretion of the Compensation Committee.

As a condition to receiving these benefits, the Severance Policy requires the NEO to execute a general release of claims and a restrictive covenants agreement in favor of the Company. Under the restrictive covenants agreement, the NEO must agree to covenants providing for the confidentiality of the Company’s information, non-competition and non-solicitation of the Company’s employees and customers for a period equal to the relevant Severance Period.

In the case of termination of the NEO’s employment without “cause,” his or her outstanding equity-based awards would continue to vest through the duration of the Severance Period. Equity-based awards that do not vest prior to the end of the Severance Period would be forfeited. Vested stock options would remain exercisable until the earlier of the expiration of the Severance Period or the expiration date as provided in the applicable award agreement.

Unvested equity-based awards held by NEOs vest in the event of death or disability. Vested stock options would remain exercisable until the expiration date of such stock option, as provided in the applicable award agreement. Also, any shares to which an NEO is entitled by reason of a vested PSU would be delivered within thirty days following the date of his or her death or disability.

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2021 ANNUAL
PROXY STATEMENT

PARTICIPATION AGREEMENTS

Each NEO who consented to the early termination of his or her employment and change in control agreements in 2013 was eligible to enter into a Participation Agreement with the Company (“Participation Agreement”). Under the Participation Agreement, the Company: (i) is prohibited from modifying or amending certain terms of the Severance Policy as they relate to that NEO and (ii) will provide severance benefits upon termination for “good reason” at a benefit level equal to that provided under the Severance Policy upon an involuntary termination of employment without “cause” of such NEO. “Good reason” terminations include the executive terminating as a result of the Company reducing the executive’s base salary or incentive target; any adverse change in the executive’s position; and any material diminution in the executive’s duties, responsibilities, or authority. Mr. Long and Ms. Zech were the only current NEOs eligible to enter into a Participation Agreement and they both did so. The Company does not expect to enter into any such Participation Agreements in the future.

CHANGE IN CONTROL RETENTION AGREEMENTS

Each of the NEOs is a party to a Change in Control Retention Agreement. The purpose of the Change in Control Retention Agreements is to provide the NEOs with certain compensation and benefits in the event of an involuntary termination of employment without “cause” or resignation for “good reason,” in either case within 24 months following a “change in control.” Examples of termination for “cause” include terminations for a felony conviction; willful failure to perform duties; willful misconduct; and willful failure to abide by any lawful policy adopted by the Company. “Good reason” terminations include the executive terminating as a result of the Company reducing the executive’s base salary or incentive target; any adverse change in the executive’s position; and any material diminution in the executive’s duties, responsibilities, or authority. If an NEO receives benefits under his or her Change in Control Retention Agreement, the NEO will not receive severance payments under the Severance Policy or Participation Agreement (if applicable).

Under the Change in Control Retention Agreements, the NEOs are eligible for compensation and benefits if, within two years following a “change in control date,” the NEO’s employment is terminated without “cause” by the Company or for “good reason” by the executive, each as defined in the Change in Control Retention Agreement. In such event, the terminated NEO is entitled to receive a lump sum cash payment in the aggregate of the following amounts: (i) all unpaid base salary, earned vacation, and earned but unpaid benefits and awards through the date of termination; (ii) three times (for the CEO) or two times (for all other NEOs) the sum of (a) the greater of such NEO’s annual base salary in effect immediately prior to the change in control date or the date of termination and (b) the greater of such NEO’s target MICP award in effect immediately prior to the change in control date or the date of termination; (iii) a pro rata MICP payment for the calendar year of termination (determined on the basis of actual performance); and (iv) continuation of coverage under the Company’s health care plan for a period not to exceed 24 months (36 months for the CEO).

The estimated payments that the NEOs would receive under their respective Change in Control Retention Agreements are set forth in the Potential Payouts Upon Termination Table. However, the severance payments to the NEOs pursuant to Change in Control Retention Agreements may be limited in certain circumstances. Specifically, the Change in Control Retention Agreements provide that if an amount payable to an NEO would be treated as an “excess parachute payment,” and would therefore reduce the tax deductibility by the Company and result in an excise tax being imposed on the NEO, then the severance payment will be reduced to a level sufficient to avoid these adverse consequences. However, if the severance payment amounts payable to the NEO, taking into account the effect of all of the applicable taxes, including the excise tax imposed, would be greater than the amount payable if the amount were reduced as described above, the NEO will receive this greater amount, without consideration for the impact this payment may have on the Company’s tax deductibility of such payment.

The Change in Control Retention Agreement does not affect the rights and benefits to which NEOs are entitled under any of the Company’s equity compensation plans, which such rights and benefits are governed by the terms and conditions of the relevant plans and award agreements.

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2021 ANNUAL
PROXY STATEMENT

IMPACT OF SECTION 409A OF THE INTERNAL REVENUE CODE

Each of the Change in Control Retention Agreements between the Company and the NEOs has provisions that ensure compliance with Section 409A of the Internal Revenue Code, by deferring any payment due upon termination of employment for up to six months to the extent required by Section 409A of the Internal Revenue Code and adding an interest component to the amount due for the period of deferral (at the then-current six- month Treasury rate).

POTENTIAL PAYOUTS UPON TERMINATION

The following table sets forth the estimated payments and value of benefits that each of the NEOs would be entitled to receive under his or her Change in Control Retention Agreement and the Severance Policy, including the Participation Agreements, as applicable, in the event of the termination of employment under various scenarios, assuming that the termination occurred on December 31, 2020. The amounts represent the entire value of the estimated liability, even if some or all of that value has been disclosed elsewhere in this Proxy Statement. Actual amounts that the Company may pay out and the assumptions used in arriving at such amounts can only be determined at the time of such executive’s termination or the change in control and could differ materially from the amounts set forth below.

The NEOs are not entitled to receive any payment at, following, or in connection with the termination of his or her employment for cause.

In both the table below and the Share-Based Award Agreement Terms Related to Post-Employment Scenarios Table which follows it:

>	Death refers to the death of the executive;
>	Disability refers to the executive becoming permanently and totally disabled during the term of employment;
>	Termination Without Cause or Resignation for Good Reason means that the executive is asked to leave the Company for some reason other than “cause” (as defined in the Severance Policy) or the executive voluntarily leaves the Company for “good reason” (as defined in the Participation Agreement, if applicable, which generally includes the Company failing to allow the executive to continue in a then-current or an improved position, or where the executive’s reporting relationship is changed so that he or she no longer reports to the CEO, and as further defined in each applicable Participation Agreement);
>	Change in Control Termination means the occurrence of both a change in control of the Company and the termination of the executive’s employment without “cause” or resignation for “good reason” within two years following the change in control; and
>	Retirement means the executive’s voluntary departure at or after retirement age as defined by the Company’s SERP (typically, age 60). Each executive is eligible for early retirement in the event that such executive reaches the age of 55 and the combined years of age and service equals at least 72. Mr. Long was eligible for retirement as of December 31, 2020.

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2021 ANNUAL
PROXY STATEMENT

Potential Payouts Upon Termination
				Termination
				Without "Cause" or	Change in
				Resignation	Control
		Death	Disability	for "Good Reason"	Termination	Retirement
Name	Benefit	($)	($)	($) (1)	($)	($)
Michael J. Long	Severance Payment (2)	—	—	2,640,000	13,500,000	—
	Settlement of MICP Bonus Award	—	—	4,452,000	—	—
	Settlement of Pro Rata MICP Bonus Award	—	—	3,180,000	3,180,000	—
	Settlement of Performance Awards (3)	12,690,450	12,690,450	7,163,421	12,690,450	—
	Settlement of Stock Options	1,743,331	1,743,331	1,474,605	1,743,331	—
	Settlement of Restricted Awards (3)	8,851,673	8,851,673	6,055,660	8,851,673	—
	Management Insurance Benefit	18,000,000	—	—	—	—
	Welfare Benefits Continuation	—	5,557	22,538	28,173	—
	SERP	—	21,228,581	—	21,228,581	21,623,080
	Other	—	—	75,000	—	—
	Total	41,285,454	44,519,592	25,063,224	61,222,208	21,623,080
Christopher D. Stansbury	Severance Payment (2)	—	—	1,050,000	2,034,660	—
	Settlement of MICP Bonus Award	—	—	735,000	—	—
	Settlement of Pro Rata MICP Bonus Award	—	—	700,000	700,000	—
	Settlement of Performance Awards (3)	2,684,994	2,684,994	1,702,458	2,684,994	—
	Settlement of Stock Options	743,072	743,072	495,833	743,072	—
	Settlement of Restricted Awards (3)	1,983,655	1,983,655	1,618,002	1,983,655	—
	Management Insurance Benefit	5,600,000	—	—	—	—
	Welfare Benefits Continuation	—	8,133	24,738	32,983	—
	SERP	—	1,509,219	—	2,249,793	—
	Other	—	—	50,000	—	—
	Total	11,011,721	6,929,073	6,376,031	10,429,157	—
Sean J. Kerins	Severance Payment (2)	—	—	975,000	2,600,000	—
	Settlement of MICP Bonus Award	—	—	682,500	—	—
	Settlement of Pro Rata MICP Bonus Award	—	—	650,000	650,000	—
	Settlement of Performance Awards (3)	2,593,337	2,593,337	1,672,198	2,593,337	—
	Settlement of Stock Options	722,849	722,849	491,053	722,849	—
	Settlement of Restricted Awards (3)	1,085,673	1,085,673	742,983	1,085,673	—
	Management Insurance Benefit	5,200,000	—	—	—	—
	Welfare Benefits Continuation	—	2,846	8,656	11,542	—
	SERP	—	2,893,010	—	3,188,210	—
	Other	—	—	50,000	—	—
	Total	9,601,859	7,297,715	5,272,390	10,851,611	—

69

2021 ANNUAL
PROXY STATEMENT

Potential Payouts Upon Termination
				Termination
				Without "Cause" or	Change in
				Resignation	Control
		Death	Disability	for "Good Reason"	Termination	Retirement
Name	Benefit	($)	($)	($) (1)	($)	($)
Andrew D. King	Severance Payment (2)	—	—	975,000	1,861,477	—
	Settlement of MICP Bonus Award	—	—	682,500	—	—
	Settlement of Pro Rata MICP Bonus Award	—	—	650,000	650,000	—
	Settlement of Performance Awards (3)	2,563,660	2,563,660	1,642,521	2,563,660	—
	Settlement of Stock Options	715,048	715,048	483,252	715,048	—
	Settlement of Restricted Awards (3)	1,074,095	1,074,095	731,404	1,074,095	—
	Management Insurance Benefit	5,200,000	—	—	—	—
	Welfare Benefits Continuation	—	5,557	16,904	22,538	—
	SERP	—	1,921,705	—	2,365,684	—
	Other	—	—	50,000	—	—
	Total	9,552,803	6,280,065	5,231,581	9,252,502	—
Gretchen K. Zech	Severance Payment (2)	—	—	750,000	2,000,000	—
	Settlement of MICP Bonus Award	—	—	525,000	—	—
	Settlement of Pro Rata MICP Bonus Award	—	—	500,000	500,000	—
	Settlement of Performance Awards (3)	2,172,320	2,172,320	1,373,973	2,172,320	—
	Settlement of Stock Options	611,819	611,819	410,924	611,819	—
	Settlement of Restricted Awards (3)	917,442	917,442	620,482	917,442	—
	Management Insurance Benefit	4,000,000	—	—	—	—
	Welfare Benefits Continuation	—	5,391	16,397	21,862	—
	SERP	—	1,609,606	—	3,157,574	—
	Other	—	—	50,000	—	—
	Total	7,701,581	5,316,578	4,246,776	9,381,017	—
(1)	As of December 31, 2020, of the NEOs, only Mr. Long and Ms. Zech were eligible to receive payments if he/she resigned for “good reason.” The numbers reflected for Messrs. Stansbury, Kerins, and King only apply in cases of termination without “cause.”
(2)	The Severance Payment amounts under the “Change in Control Termination” column reflect the anticipated payment that the NEOs would receive under their respective Change in Control Retention Agreements.
(3)	The categories “Settlement of Performance Awards” and “Settlement of Restricted Awards” include restricted award grants made to the NEOs that were subject to performance criteria that required the Company achieve a non-GAAP net income greater than zero or they would be canceled.

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2021 ANNUAL
PROXY STATEMENT

NARRATIVE EXPLANATION OF THE CALCULATION OF AMOUNTS

Had the death, disability, or a change in control termination of any of the NEOs occurred, all restricted awards, options, and performance awards would have fully vested. The options would remain exercisable for the remainder of their original term.

None of the NEOs would have received severance payments or MICP bonus awards in the event of disability or retirement. In the event of death, none of the NEOs would have received severance payments but would have received an MICP bonus award (prorated as applicable).

For Mr. Long and Ms. Zech, had a termination by the Company without “cause” or the resignation of Mr. Long or Ms. Zech for “good reason” occurred, he or she would have received his or her base salary and MICP bonus awards (prorated as applicable) for a period of twenty-four (24) months for Mr. Long and eighteen (18) months for Ms. Zech. Performance, restricted, and option awards would continue to vest in accordance with their respective vesting schedules without regard to his continued employment.

For Messrs. Stansbury, Kerins, and King, had a termination by the Company without “cause” occurred, the executive would have received his or her base salary and MICP bonus award for a period of eighteen (18) months. During this period, performance, restricted, and option awards would continue to vest in accordance with their respective vesting schedules without regard to his continued employment.

Performance awards and restricted awards are valued at the closing market price on December 31, 2020. In-the-money stock options are valued based on the difference between the exercise price of the in-the-money options and the closing market price of the Company’s common stock on December 31, 2020.

Had the retirement of any of the NEOs occurred, restricted awards would have fully vested and be distributed in accordance with their respective vesting schedules. Options, and performance awards would continue to vest in accordance with their respective vesting schedules without regard to continued employment. The options would remain exercisable for the remainder of their original term.

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2021 ANNUAL
PROXY STATEMENT

PERFORMANCE STOCK UNIT, RESTRICTED STOCK UNIT, AND NON-QUALIFIED STOCK OPTION AWARD AGREEMENTS

The various share and share-based awards made to the NEOs are evidenced by written agreements each of which contains provisions addressing alternative termination scenarios. The provisions applicable to NEOs are summarized in the following table for grants in 2020.

Share-based Award Agreement Terms Related to Post-Employment Scenarios
Award Type	Voluntary Resignation	Death or Disability	Termination Without Cause or Resignation for Good Reason (1)	Involuntary Termination for Cause	Involuntary Termination Without Cause Within Two Years Following a Change in Control	Retirement at Normal Retirement Age
Performance Awards	Unvested awards are forfeited.

If performance cycle has ended, any remaining unvested awards vest immediately based on performance criteria achievement. If performance cycle has not ended, the target number of awards vest immediately

Awards with vesting dates falling within the Severance Period (as described in the Severance Policy) will vest, contingent upon satisfaction of performance criteria, if applicable, but subject to forfeiture in the event of non-compete violation.

				Unvested awards are forfeited.	If performance cycle has ended, any remaining unvested awards vest immediately. If performance cycle has not ended, the target number of awards vest immediately.	Vesting continues on schedule (based on performance during performance cycle), subject to forfeiture in the event of non-compete violation.

Restricted Awards	Unvested awards are forfeited.	Unvested awards vest immediately.

Awards with vesting dates falling within the Severance Period (as described in the Severance Policy) will vest, contingent upon satisfaction of performance criteria, if applicable, but subject to forfeiture in the event of non-compete violation.

				Unvested awards are forfeited.	Unvested awards vest immediately.	Vesting continues on schedule, subject to forfeiture in the event of non-compete violation.

Stock Options	Unvested options are forfeited. Vested options remain exercisable for 90 days following termination.	All options vest immediately and remain exercisable until original expiration date (ten years from grant date).

Options with vesting dates falling within the Severance Period (as described in the Severance Policy) will vest, contingent upon satisfaction of performance criteria, if applicable, but subject to forfeiture in the event of non-compete violation. All vested options remain exercisable until the earlier of the expiration of the Severance Period or the applicable stock option award.

				Vested and unvested options are forfeited.	All options vest immediately, entire award exercisable until original expiration date (ten years from grant date).

Unvested options continue to vest on schedule. Options remain exercisable for the lesser of 7 years from grant date or the remaining term of the option. All options are subject to forfeiture in the event of non-compete violation.

(1)	Of the current NEOs, only Mr. Long and Ms. Zech are eligible for the rights described if he or she resigns for “good reason.” The rights described in this column apply to Messrs. Stansbury, Kerins, and King only if terminated without “cause.”

72

2021 ANNUAL
PROXY STATEMENT

CEO PAY RATIO

In compliance with the pay ratio disclosure requirement of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is providing the following information about the relationship of the annual total compensation paid to the individual identified as its median paid employee and the annual total compensation of the CEO, Mr. Long. The 2020 annual total compensation of the individual identified as the median paid employee, other than the Company’s CEO, was $57,569. Mr. Long’s 2020 annual total compensation was $11,513,092. The ratio of these amounts was 1-to-200.

The following summarizes the methodology, material assumptions, adjustments, and estimates the Company used for calculating the CEO pay ratio:

>	Employee Measurement Date: The Company utilized the entire global population of approximately 19,600 eligible employees on December 31, 2020.
>	Exclusions: The number of US and non-US employees prior to exemption were approximately 5,200 and 14,400, respectively. Employees from the following non-US jurisdictions that collectively constitute 5% or less of the total global workforce were excluded: Argentina (7), Malaysia (220), and Poland (753). The total number of employees excluded was approximately 980. Therefore, the total number of US and non-US employees used in the final analysis was 5,200 and 13,420, respectively.
>	Compensation Time Period: The Company measured compensation for the above employees using the 12-month period ending December 31, 2020.
>	Consistently Applied Compensation Measure: Target total cash (base + target bonus) was selected as the consistently applied compensation measure used to identify the median paid employee. Base pay for hourly employees was calculated based on a reasonable estimate of hours worked in 2020, and on salary levels for all remaining employees.
>	Determining the Median Paid Employee: Using this methodology, the company identified as its 2020 median paid employee the same employee identified in 2019. This employee is a full-time, hourly employee, with wages and overtime pay for the 12-month period ending December 31, 2020 in the amount of $55,250.
>	Determining Median Paid Employee’s Pay for CEO Ratio: The individual identified as the median paid employee had an annual compensation in the amount of $57,569 for fiscal 2020, calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.
>	Determining CEO’s Pay for CEO Ratio: With respect to the annual total compensation of the CEO, the Company used the amount reported in the “Total” column of our 2020 Summary Compensation Table included in this Proxy Statement.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on payroll and employment records and the methodology described above. Because the SEC rules for identifying the median paid employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

73

2021 ANNUAL
PROXY STATEMENT

RELATED PERSON TRANSACTIONS

The Company has a variety of policies and procedures for the identification and review of related person transactions.

Arrow’s Worldwide Code of Business Conduct and Ethics (“Code”) prohibits employees, officers, and directors from entering into transactions that present a conflict of interest absent a specific waiver. A conflict of interest arises when an employee’s private interests either conflict or appear to conflict with Arrow’s interests. The Code also requires that any such transaction, which may become known to any employee, officer, or director, be properly reported to the Company. Any conflict of interest disclosed under the Code requires a waiver from senior management. If the conflict of interest involves senior management, a waiver from the Board is required. Any such waiver would be disclosed on the Company’s website.

A “related person transaction,” as defined under SEC rules, generally includes any transaction, arrangement, or relationship involving more than $120,000 in which the Company or any of its subsidiaries was, is, or will be a participant and in which a “related person” has a material direct or indirect interest. “Related persons” mean directors and executive officers and their immediate family members, director nominees, and shareholders owning more than five percent of the Company’s outstanding stock. “Immediate family member” means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, or any person (other than a tenant or employee) sharing a household with any such director, nominee, executive officer, or five percent shareholder. As part of the process related to the financial close of each quarter, the Company distributes a disclosure checklist to management of each operating unit and financial function globally, which seeks to ensure complete and accurate financial disclosure. One part of the checklist seeks to identify any related person transactions. Any previously undisclosed transaction is initially reviewed by: (i) the Company’s disclosure committee to determine whether the transaction should be disclosed in the Company’s SEC filings; and (ii) senior management of the Company, including the Chief Legal Officer and the Chief Financial Officer, for consideration of the appropriateness of the transaction. If such transaction involves members of senior management, it is elevated to the Board for review.

Transactions involving members of senior management or a director require the review and approval of the Board. Further, the Audit Committee reviews and approves all related person transactions required to be disclosed pursuant to SEC Regulation S-K. In the course of its review of related person transactions, the senior management of the Company or the independent directors of the Board will consider all of the relevant facts and circumstances that are available to them, including but not limited to: (i) the benefits to the Company; (ii) in a transaction involving a director, the impact on the director’s independence; (iii) the availability of comparable products or services; (iv) the terms of the transaction; and (v) whether the transaction is proposed to be on terms more favorable to the Company than terms that could have been reached with an unrelated third party. The manager or director involved in the transaction will not participate in the review or approval of such transaction.

The Company’s Law Department, together with the Corporate Controller’s Department, is responsible for monitoring compliance with these policies and procedures.

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2021 ANNUAL
PROXY STATEMENT

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Arrow’s directors, executive officers, and persons who own more than ten percent of a registered class of Arrow’s equity securities to file reports of ownership and changes in ownership with the SEC. To facilitate compliance with Section 16(a) by Arrow’s directors and executive officers, the Company’s employees generally prepare these reports on the basis of information obtained from each director and executive officer. To the Company’s knowledge, based solely on a review of the reports Arrow filed on behalf of its directors and executive officers, written representations from these persons that no other reports were required, and all Section 16(a) reports provided to the Company, the Company believes that during the fiscal year ended December 31, 2020, all Section 16(a) filings were timely filed with the exception of four Form 4 reports (relating to RSUs vesting on the same date for each of Ms. Hamilton, Mr. Hill, Mr. Kerin and Ms. Krzeminski, which were filed three days late).

AVAILABILITY OF MORE INFORMATION

Arrow’s corporate governance guidelines, the Corporate Governance Committee charter, the Audit Committee charter, the Compensation Committee charter, the Code, and the Finance Code of Ethics can be found under “Governance Documents” at the “Leadership & Governance” sub-link of the Investor Relations drop-down menu on investor.arrow.com. Hard copies are available in print to any shareholder who requests them. The Company’s transfer agent and registrar is Equiniti Trust Company, 1110 Centre Pointe Curve, Suite 101, Mendota Heights, Minnesota 55120.

Shareholders and other interested parties who wish to communicate with the members of the Board may do so by submitting such communication to Arrow’s Corporate Secretary, Carine L. Jean-Claude, at Arrow Electronics, Inc., 9201 East Dry Creek Road, Centennial, Colorado 80112. Arrow’s Secretary will present any such communication to the directors.

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2021 ANNUAL
PROXY STATEMENT

MULTIPLE SHAREHOLDERS
WITH THE SAME ADDRESS

The Company will deliver promptly upon request a separate copy of the Notice and/or the Proxy Statement and Annual Report to any shareholder at a shared address to which a single copy of these materials was delivered. To receive a separate copy of these materials, you may contact the Company’s Investor Relations Department either by mail at 9201 East Dry Creek Road, Centennial, Colorado 80112, by telephone at 303-824-4544, or by email at investor@arrow.com.

The Company has adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, the Company is delivering only one copy of the Notice and/or the Proxy Statement and Annual Report to multiple shareholders who share the same address and have the same last name, unless the Company received instructions to the contrary from an affected shareholder. This procedure reduces printing costs, mailing costs, and fees.

If you are a holder of the Company’s common stock as of the Record Date and would like to revoke your householding consent and receive a separate copy of the Notice and/or the Proxy Statement and the Annual Report in the future, please contact Broadridge Financial Solutions, Inc. (“Broadridge”), either by calling toll free at (800) 542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

Any shareholders of record sharing the same address and currently receiving multiple copies of the Notice, the Annual Report, and the Proxy Statement, who wish to receive only one copy of these materials per household in the future, may contact the Company’s Investor Relations Department at the address, telephone number, or e-mail listed above to participate in the householding program.

Several brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker, or other holder of record to request information about householding.

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2021 ANNUAL
PROXY STATEMENT

SUBMISSION OF SHAREHOLDER PROPOSALS

If a shareholder intends to present a proposal at Arrow’s Annual Meeting to be held in 2022 and seeks to have the proposal included in Arrow’s Proxy Statement relating to that Annual Meeting, pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, the proposal must be received by Arrow no later than the close of business on December 2, 2021.

Arrow’s bylaws govern the submission of nominations for director and other business proposals that a shareholder wishes to have considered at Arrow’s Annual Meeting to be held in 2022 which are not included in the Company’s Proxy Statement for that Annual Meeting. Under the bylaws, subject to certain exceptions, nominations for director or other business proposals to be addressed at the Company’s next Annual Meeting may be made by a shareholder entitled to vote who has delivered a notice to the Corporate Secretary of Arrow no later than March 13, 2022 and not earlier than February 11, 2022. The notice must contain the information required by the bylaws. These advance notice provisions are in addition to, and separate from, the requirements that a shareholder must meet in order to have a proposal included in the Proxy Statement under the rules of the SEC.

Arrow’s bylaws provide that a shareholder, or a group of up to 20 shareholders, owning at least 3% of Arrow’s outstanding common stock continuously for at least three years, may include in our Proxy Statement director nominees constituting up to the greater of two directors or 20% of the number of directors on the Board, provided that the shareholder and the nominees satisfy the eligibility requirements in our bylaws. If you wish to nominate any person for election to our Board at the 2022 Annual Meeting under the proxy access provision of our bylaws, your nomination notice must be submitted to the Corporate Secretary between November 2, 2021 and December 2, 2021, unless the date of the mailing of the notice for the 2022 annual meeting is moved by more than 30 days before or after the anniversary of the mailing date of this Proxy Statement, in which case the nomination must be received no earlier than the 150th day and no later than the later of the 120th day prior to the mailing of the notice for such meeting or the tenth day following the date we announce publicly the mailing of the notice.

By Order of the Board of Directors,

Carine L. Jean-Claude Secretary

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APPENDIX

RECONCILIATION OF NON-GAAP MEASURES

The tables below present calculations of performance measures used for long term incentive purposes. For a full discussion of these measures, refer to the section titled “Long-Term Incentive Awards” above. The tables below include reconciliation of non-GAAP financial measures to the most comparable GAAP financial measure. For a description of the items adjusting the GAAP results in the tables below, refer to the respective fiscal year's Annual Report on Form 10-K filed with the Securities and Exchange Commission. Any analysis of results presented on a non-GAAP basis should be used as a complement to, and in conjunction with, results presented on a GAAP basis.

Three-year average ROIC in excess of three-year WACC

($ in thousands)

		Year Ended
	3 year average	December 31, 2020	December 31, 2019	December 31, 2018
Numerator:		(unaudited)	(unaudited)	(unaudited)
Consolidated operating income, as reported		$894,511	$107,696	$1,147,512
Restructuring & Integration charges		13,288	78,429	60,361
AFS reserves & recoveries		(1,796)	18,037	—
Digital write downs & recoveries		—	22,332	—
Impairments		7,223	623,796	—
Impact of wind down(1)		(14,728)	162,244	—
Loss on disposition of businesses, net		—	1,868	3,604
Pension expense(2)		(2,859)	(24,849)	(6,870)
Gain (loss) on investments, net(2)		5,348	11,831	(14,166)
Equity in losses of affiliated companies(2)		(531)	(2,765)	(2,332)
Less: Noncontrolling interests(2)		2,026	3,919	5,379
Non-GAAP consolidated operating income		898,430	994,700	1,182,730
Less: Tax Effect		205,650	237,300	285,800
After-tax non-GAAP consolidated operating income		$692,780	$757,400	$896,930

Denominator:
Average short-term borrowings, including current portion of long-term debt(3)		$255,538	$270,475	$182,869
Average long-term debt(3)		2,231,394	3,110,940	3,349,533
Average total equity(3)		4,850,535	5,033,187	5,167,962
Less: Average cash and cash equivalents(3)		261,513	338,714	518,553
Invested capital		$7,075,954	$8,075,888	$8,181,811

Return on invested capital (“ROIC”)	10.04%	9.79%	9.38%	10.96%
Less: Weighted average cost of capital (“WACC”)	7.72%	7.55%	7.69%	7.91%
ROIC in excess of WACC	2.32%	2.24%	1.69%	3.05%

(1)	During 2019, the company announced the closure of its personal computer and mobility asset disposition business (referred to as “wind down”). As such, the impact of wind down is excluded from operating results for 2019 and 2020.
(2)	Non-GAAP operating income is adjusted to include pension expense and gain (loss) on investments and is adjusted for noncontrolling interests and equity in losses of affiliated companies to include the pro-rata ownership of non-wholly owned subsidiaries.
(3)	The year ended average is based on the addition of the account balance at the end of the five most recently ended quarters and dividing by five.

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Three-Year Relative EPS Growth

($ per diluted share)

	Year Ended
	December 31, 2020	December 31, 2017
Net income per diluted share, as reported	$7.43	$4.48
Restructuring, integration, and other charges	0.15	0.70
Impairments	0.06	—
Impact of wind down	(0.15)	—
AFS reserves & recoveries	(0.02)	—
Impact of tax reform	—	1.39
Loss on extinguishment of debt	—	0.40
Loss on investments	—	0.10
Non-GAAP net income per diluted share	$7.47	$7.07

% Change for 3 years	5.7%

79

Internet or telephone voting for those who hold shares under Arrow's 401(k) plan is available through 11:59 p.m. Eastern time on Sunday, May 9, 2021. For all other shareholders, internet or telephone voting is available through 11:59 p.m. Eastern time on Tuesday, May 11, 2021. Your telephone or internet vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card. If you vote by internet or telephone, you do NOT need to mail your proxy card. You can also view Arrow's annual report and proxy statement on the internet at: www.arrow.com/annualreport2020 and at www.proxyvote.com. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The proxy statement and annual report are available at www.proxyvote.com. D36631-P49938 ARROW ELECTRONICS, INC. PROXY for Annual Meeting of Shareholders, May 12, 2021 This proxy is solicited by the board of directors. The undersigned hereby appoints Michael J. Long, Carine Jean-Claude and Christopher Stansbury, and any one or more of them, with full power of substitution, as proxy or proxies of the undersigned to vote all shares of stock of ARROW ELECTRONICS, INC. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Wednesday, May 12, 2021, at 8:00 a.m. Mountain time, at The Hilton Denver Inverness, 200 Inverness Drive West, Englewood, Colorado 80112, or any adjournments thereof, as set forth on the reverse hereof. This proxy is being solicited by the board of directors and will be voted as specified. If not otherwise specified, it will be voted for the directors and the proposals, and otherwise in accordance with management's discretion. Please Return this Proxy Promptly in the Enclosed Envelope

VOTE BY INTERNET - www.proxyvote.com Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time on May 11, 2021. For those who hold shares under Arrow's 401(k) plan, voting ends at 11:59 p.m. Eastern time on May 9, 2021. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time on May 11, 2021. For those who hold shares under Arrow's 401(k) plan, voting ends at 11:59 p.m. Eastern time on May 9, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. VOTE IN PERSON You can cast your vote in person at the annual meeting. At the meeting, you will need to request a ballot to vote these shares. We are planning for the possibility that the Annual Meeting may allow participation by means of remote communication. If we take this step, we will publicly announce our determination in a press release available at investor.arrow.com/news as soon as practicable before the meeting. ARROW ELECTRONICS, INC. 9201 EAST DRY CREEK ROAD CENTENNIAL, COLORADO 80112 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D36630-P49938 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ARROW ELECTRONICS, INC. The board of directors recommends you vote FOR the following: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! !! 1. Election of Directors Nominees: 01) Barry W. Perry 02) William F. Austen 03) Steven H. Gunby 04) Gail E. Hamilton 05) Richard S. Hill 06) M.F. (Fran) Keeth 07) Andrew C. Kerin 08) Laurel J. Krzeminski 09) Michael J. Long 10) Stephen C. Patrick 11) Gerry P. Smith For Against Abstain The board of directors recommends you vote FOR the following proposals: ! ! ! ! ! ! 2. To ratify the appointment of Ernst & Young LLP as Arrow's independent registered public accounting firm for the fiscal year ending December 31, 2021. 3. To approve, by non-binding vote, named executive officer compensation. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. If acting as attorney, executor, trustee or in other representative capacity, please sign name and title. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date